UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Mobileye Global Inc.

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2024 Proxy Statement

Notice of Annual Stockholders' Meeting

MOBILEYE GLOBAL INC.1
NOTICE OF
2024 ANNUAL STOCKHOLDERS’ MEETING
Date June 13, 2024	Time 11:30 A.M. Eastern Time	Record Date April 15, 2024
Voting Recommendations of the Mobileye Board of Directors (the “Board”)
Management Proposals
PROPOSAL 1
Election of the 8 director nominees named in this proxy statement
We have built a board that is highly engaged and possesses the necessary skills, experiences, qualifications, and diversity to effectively oversee the business and long-term interests of stockholders.
Vote For Each Director Nominee See page 1
PROPOSAL 2
Ratification of selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”) as our independent registered public accounting firm for 2024
The Audit Committee is involved in the annual review and engagement of PwC and believes their continued retention is in the best interests of Mobileye and its stockholders.
Vote For See page 22
PROPOSAL 3
Advisory vote on executive compensation
Our executive compensation programs are intended to align interests of executives with those of stockholders through the use of measures we believe drive long-term success for the Company.
Vote For See page 25

1
Referred to herein as “Mobileye” or the “Company,” and, where the context requires, such terms refer to our historical operations.

How to Vote	Vote

Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting online. If you are a beneficial stockholder, your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented during the meeting unless you have given your broker specific instructions to do so. We strongly encourage you to vote. You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail. For more information, see “Additional Meeting Information” on page 43. ▶
		ONLINE at www.proxyvote.com. You may also attend the annual meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/MBLY2024.	BY PHONE by calling the applicable number. For stockholders of record: 1-800-690-6903 For beneficial stockholders: 1-800-690-6903
BY MAIL if you have received a printed version of these proxy materials.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD JUNE 13, 2024: The Notice of 2024 Annual Stockholders’ Meeting and Proxy Statement and the 2024 Annual Report on Form 10-K are available at https://ir.mobileye.com/.
Our Board solicits your proxy for the 2024 Annual Stockholders’ Meeting (and any postponement or adjournment of the meeting) for the matters set forth above. We made this proxy statement, the Notice of 2024 Annual Stockholders’ Meeting and the form of proxy available on the internet to stockholders beginning on April 26, 2024.

i

BOARD OF DIRECTORS MATTERS
Proposal 1: Election of Directors
PROPOSAL 1	Election of Directors	Recommendation of the Board

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the 8 individuals listed below to serve as directors. Our nominees include three independent directors, as defined in the rules for companies traded on the Nasdaq Global Select Market (“Nasdaq”), one first-time director nominee, Christoph Schell, and one Mobileye officer, Professor Amnon Shashua. Patrick P. Gelsinger has served as the Chair of the Board since September 2022.
Seven of our director nominees currently serve on the Board. The incumbent director nominees were elected upon the consummation of our initial public offering in October 2022, except for Professor Amnon Shashua, who has served as a director since our original founding in 1999, and Patrick P. Gelsinger, who was appointed the Chair of our Board in September 2022. Effective as of April 15, 2024, Jon M. Huntsman, Jr. resigned as a director of the Board.
Term & Service.   Each director’s term runs from the date of their election until our next annual stockholders’ meeting and until their successor (if any) is elected or appointed. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the individuals named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. However, we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Voting and Election.   Our Amended and Restated Bylaws (“Bylaws”) provide that a director nominee is elected only if they receive a plurality of the votes cast with respect to their election. As a result, any shares not voted “FOR” a particular candidate, whether as a result of a “WITHHOLD” vote or broker non-vote, will not be counted in such candidate’s favor and will have no effect on the election results. For more information, see “Additional Meeting Information; How do I vote?” on page 44. If a

The Board recommends that you vote “FOR” the election of each of the following nominees.
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Director nominees with diverse leadership, industry, and technology experience

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Three of our eight director-nominees are independent

nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.”
Biographical Information.   For each of the 8 director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications that the Nominating and Corporate Governance Committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the 2024 Annual Stockholders’ Meeting.

DIRECTOR NOMINEES
Amnon Shashua CEO and President Age: 63 Director Since: 2022	COMMITTEES None
Amnon Shashua is our co-founder and has been serving as our Chief Executive Officer and President since 2017 and as a director since our original founding in 1999. He served as a Senior Vice President at Intel Corporation (“Intel”) from 2017 to 2022, following our acquisition by Intel. Professor Shashua founded Mobileye in 1999. In addition to Mobileye, Professor Shashua has founded a number of startups in the fields of computer vision and machine learning, including CogniTens, which develops comprehensive dimensional measurement systems, which he founded in 1995 and has since been acquired, OrCam, which harnesses computer vision and AI to assist the visually and hearing impaired, which he co-founded in 2010 and serves as its Co-Chairman, and AI21 Labs, which works to use AI to understand and create natural language, which he co-founded in 2017 and serves as its Chairman. In 2019, Professor Shashua founded One Zero Digital Bank, a digital bank in Israel. In December 2021, Professor Shashua co-founded Mentee Robotics, which aims to build humanoid robots and has since been serving as its Chairman. Professor Shashua holds the Sachs Chair in Computer Science at the Hebrew University of Jerusalem, where he teaches and supervises graduate students. He has published 162 papers in the field of machine learning and computational vision and holds over 94 patents. Professor Shashua has been awarded prestigious prizes for his contributions to science and technology and is also the 2020 Dan David laureate in the field of AI, awarded for his ground-breaking work in the field. In 2019, he was recognized as the Electronic Imaging Scientist of the Year by the Society for Imaging Science and Technology. Professor Shashua and his team were also finalists in the European Inventor Awards of 2019, awarded by the European Patent Office. In July 2022, Professor Shashua received the Mobility Innovator Award from the Automotive Hall of Fame. In March 2023, Professor Shashua received the Israel Prize for Lifetime Achievement from the Israel Ministry of Education. We believe Professor Shashua’s perspective and experience as our co-founder and Chief Executive Officer, as well as his insight and proficiency in computer vision and machine learning, make him well qualified to serve as a director.
Patrick P. Gelsinger Chair Age: 63 Director Since: 2022	COMMITTEES None
Patrick P. Gelsinger has been the chair of our Board since September 2022. He has been serving as a director and the Chief Executive Officer of Intel since February 2021. Mr. Gelsinger joined Intel from VMware, Inc., a provider of cloud computing and virtualization software and services, where he served as Chief Executive Officer from September 2012 to February 2021. Mr. Gelsinger also served as a member of the board of directors of VMware, Inc. from September 2012 to April 2021. Prior to joining VMware, Mr. Gelsinger served as President and Chief Operating Officer, EMC Information Infrastructure Products

at EMC Corp., a data storage, information security, and cloud computing company, from September 2009 to August 2012. Mr. Gelsinger’s career began at Intel, where he spent 30 years before joining EMC Corp. During his initial tenure at Intel, Mr. Gelsinger served in a number of roles, including Senior Vice President and Co-General Manager of the Digital Enterprise Group from 2005 to September 2009, Senior Vice President, Chief Technology Officer from 2002 to 2005, and leader of the Desktop Products Group prior to that. Mr. Gelsinger was selected to serve on our Board because, as a seasoned industry veteran with over 40 years of experience in semiconductor, software, and cloud computing and data storage industries and in his role as Intel’s Chief Executive Officer, he brings significant senior leadership, global, industry, human capital, sales, operating, business development and M&A, and public company board experience to our Board. Furthermore, Mr. Gelsinger has gained extensive operating and manufacturing, sales, emerging technologies, M&A, and information security experience from serving in a variety of senior management roles, including Chief Executive Officer and Chief Operating Officer, at leading multinational software, information security and computing companies. Mr. Gelsinger also brings human capital and technical experience from his various senior leadership roles. We believe Mr. Gelsinger’s above-described experiences make him well qualified to serve as a director.
Eyal Desheh Age: 72 Director Since: 2022 INDEPENDENT	COMMITTEES A (Chair) and C
Eyal Desheh has served as a director of Mobileye since October 2022. Mr. Desheh served as Chairman of the board of directors of Isracard Ltd. (TLV: ISCD) from 2017 to 2020. Before Isracard, Mr. Desheh served as Executive Vice President and Chief Financial Officer of Teva Pharmaceutical Industries Ltd. (NYSE: TEVA) from 2008 to 2017. Before Teva Pharmaceutical, Mr. Desheh served as Executive Vice President and Chief Financial Officer of Check Point Software Technologies Ltd. (Nasdaq: CHKP) from 2000 to 2008, Chief Financial Officer of Scailex Corporation Ltd. (formerly known as Scitex Corporation Ltd. (Nasdaq: SCTX)) (TLV: SNCM) from 1996 to 2000, and as Deputy Chief Financial Officer at Teva Pharmaceutical Industries Ltd. from 1989 to 1996. Mr. Desheh currently serves as Chairman of MigVax Ltd. and Tevel Aerobotics Technologies Ltd. Mr. Desheh also serves on the board of directors of Cytoreason Ltd., One Zero Digital Bank Ltd., OrCam Technologies Ltd., and Factoree Ltd. Mr. Desheh previously served on our Board from 2014 to 2018. From 2013 to 2016, Mr. Desheh served on the board of directors of Stratasys LTD (Nasdaq: SSYS). Mr. Desheh also currently serves as chairman of the audit committee of Or Shalom and as a member of the Executive Committee of the Board of Governors of The Hebrew University of Jerusalem. Mr. Desheh earned his B.A. and M.B.A. from The Hebrew University of Jerusalem. We believe Mr. Desheh’s extensive financial expertise, experience on a public company audit committee, and leadership experience as Chief Financial Officer make him well qualified to serve as a director.
Claire C. McCaskill Lead Independent Director Age: 70 Director Since: 2022 INDEPENDENT	COMMITTEES A and G
Claire C. McCaskill has served as a director of Mobileye since October 2022. Senator McCaskill has been serving as a political analyst for NBCUniversal Media, LLC and as a Corporate Speaker through the Washington Speakers Bureau since 2019. Prior to joining NBCUniversal and the Washington Speakers Bureau, Senator McCaskill served as a United States Senator from Missouri from 2007 to 2019, as State Auditor of Missouri from 1999 to 2007 and as elected County Prosecutor for Jackson County from 1992 to 1999. Senator McCaskill earned her B.A. and J.D. from the University of Missouri. We believe Senator McCaskill’s extensive experience in government as an elected official, which provides our Board with important insight on government relations at the state, federal, and international levels, and her legal background, make her well qualified to serve as a director.

Christine Pambianchi Age: 55 Director Since: 2022	COMMITTEES C (Chair) and G
Christine Pambianchi has served as a director of Mobileye since October 2022. Ms. Pambianchi has been serving as an Executive Vice President and Chief People Officer at Intel since 2021. Prior to joining Intel, Ms. Pambianchi served as an Executive Vice President and Chief Human Resources Officer at Verizon Communications Inc. (NYSE: VZ) from 2019 to 2021. Before Verizon, Ms. Pambianchi held several positions with Corning Incorporated (NYSE: GLW), including Executive Vice President, People & Digital from 2018 to 2019, Chief Human Resource Officer from 2008 to 2019, and Senior Vice President, Human Resources from 2000 to 2018. Ms. Pambianchi is a member of the board of directors of the National Academy of Human Resources Foundation, the Center for Advanced Human Resources Studies at Cornell University, the HR Policy Association, the Health Transformation Alliance, the Center for Executive Succession at the University of South Carolina Darla School of Management, and the Lumina Foundation. Ms. Pambianchi earned her B.A. from Cornell University. We believe Ms. Pambianchi’s extensive human capital experience and senior leadership positions with public companies in the technology and manufacturing sectors make her well qualified to serve as a director.
Frank D. Yeary Age: 60 Director Since: 2022 INDEPENDENT	COMMITTEES A and C
Frank D. Yeary has served as a director of Mobileye since October 2022. Mr. Yeary has been serving as Managing Member at Darwin Capital Advisors LLC, a private investment firm, since 2012. Prior to founding Darwin Capital Advisors LLC, Mr. Yeary served as Co-Founder and Executive Chairman of CamberView Partners, LLC, a corporate governance and stockholder engagement advisory firm, from 2012 to 2018. Before CamberView, Mr. Yeary served as Vice Chancellor of the University of California, Berkeley from 2008 to 2012. Mr. Yeary also served as Managing Director, Global Head of M&A from 2003 to 2008 and as a member of the Management Committee from 2001 to 2008 at Citigroup Investment Banking. Mr. Yeary serves on the boards of directors of PayPal Holdings, Inc. (Nasdaq: PYPL) and as chair of the board of directors of Intel. Mr. Yeary earned his B.A. from the University of California, Berkeley. We believe Mr. Yeary’s extensive financial strategy and global M&A expertise, including expertise in financial reporting, make him well qualified to serve as a director.
Saf Yeboah-Amankwah Age: 53 Director Since: 2022	COMMITTEES G (Chair)
Saf Yeboah-Amankwah has served as a director of Mobileye since October 2022. Mr. Yeboah- Amankwah has been serving as a Senior Vice President and Chief Strategy Officer at Intel since 2020. Prior to joining Intel, Mr. Yeboah-Amankwah held several positions with McKinsey and Company, including Senior Partner and global head of the Transformation Practice for the Telecom, Media and Technology Practice from 2008 to 2020 and Managing Partner for the South Africa practice, among other roles, from 1994 to 2018. Mr. Yeboah-Amankwah serves on the boards of directors of the United Negro College Fund and the Defense Business Board. Mr. Yeboah-Amankwah earned his B.S. and M. Eng. from Massachusetts Institute of Technology. We believe Mr. Yeboah-Amankwah’s extensive experience advising tech companies on transformation, growth and operations and his experience with mergers and acquisitions make him well qualified to serve as a director.
Christoph Schell Age: 52	COMMITTEES None
Christoph Schell has served as Executive Vice President and Chief Commercial Officer and General Manager of the Sales, Marketing and Communications Group at Intel since March 2022. Prior to joining Intel, Mr. Schell served as the Chief Commercial Officer of HP Inc. (NYSE: HPQ) from November 2019 to March 2022. During his 25 years with HP, Mr. Schell held various senior management roles across the globe, including President of 3D Printing and Digital Manufacturing from November 2018 to October 2019 and President of the Americas region from November 2015 to November 2018. Prior to rejoining HP in 2014, Mr. Schell served as Executive Vice President of Growth Markets for Philips (AMS: LIGHT), a lighting solutions company, where he led the lighting business across Asia Pacific, Japan, Africa, Russia, India, Central Asia, and the Middle East. He started his career in his family’s distribution and industrial solutions company before working in brand management at Procter & Gamble (NYSE: PG). We believe Mr. Schell’s extensive experience in sales, business development and marketing and senior leadership positions with public companies in the technology and manufacturing sectors make him well qualified to serve as a director.
Committee names are abbreviated as follows: A = Audit, C = Compensation and G = Nominating and Corporate Governance.
Director Nomination Process
Committee Process
The Nominating and Corporate Governance Committee establishes procedures for Board nominations and recommends candidates for election to the Board. Consideration of new Board candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. In addition to candidates identified by Board members, the committee may consider candidates proposed by stockholders and others as it deems appropriate. A stockholder who wishes to suggest a candidate for the committee’s consideration should send the candidate’s name and qualifications to our Secretary. Although our Board does not maintain a specific policy with respect to board diversity, pursuant to our Corporate Governance Guidelines, our Board seeks to have directors that collectively reflect a wide range of backgrounds, which may include factors such as experience, expertise, gender and race or ethnicity, and the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. Director nominations by stockholders must also satisfy certain other requirements specified in our bylaws. The Secretary’s contact information can be found in this proxy statement under the heading “Other Matters; Communicating with Us” on page 48.
Director Skills, Experience, and Background
As we discuss below under “Board Committees” on page 9, the Nominating and Corporate Governance Committee is responsible for assessing with the Board the appropriate skills, experience, and background that we seek in Board members in the context of our business and the existing composition of the Board. This assessment includes numerous diverse factors, such as independence; understanding of and experience in manufacturing, technology, finance, and marketing; senior leadership experience; international experience; mix of ages; and gender, racial, geographic, and ethnic diversity. The Board then determines whether a nominee’s background, experience, personal characteristics, and skills will advance the Board’s goal of creating and sustaining a Board with a diversity of perspectives and viewpoints that can support and oversee the company’s complex activities. Our first-time director nominee Christoph Schell was proposed as a director nominee by Intel. Following the Nominating and Corporate Governance’s review of Mr. Schell’s experience, skills and perspective and the committee’s recommendation to the Board, the Board approved Mr. Schell’s nomination.
We maintain a thoughtful director refreshment process to ensure our board continues to comprise the right mix of skills and perspectives to guide and oversee our business. Our director identification process is ongoing as we continually seek highly qualified candidates, focused in areas where additional depth on the board can support current and future company priorities and opportunities.
As set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board periodically review and assess the effectiveness of these practices for considering potential director candidates.

Board Diversity Matrix
Listed below is detailed information regarding Board diversity required by Nasdaq’s listing standards. To see our Board Diversity Matrix as of April 28, 2023, please see the proxy statement filed with the SEC on April 28, 2023.
Board Diversity Matrix (as of April 26, 2024)
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Diversity
Directors	2	5
Racial/Ethnic/Nationality/Other Forms of Diversity
African American/Black		1
Alaskan Native/Native American
Asian/South Asian
Hispanic/Latinx
Native Hawaiian/Pacific Islander
White/Caucasian	2	4
LGBTQ+
Did Not Disclose Demographics

CORPORATE GOVERNANCE MATTERS
Board Leadership Structure
Our Board is currently chaired by Mr. Gelsinger. As is provided in our published Corporate Governance Guidelines, the Board does not require the separation of the offices of Board Chair and CEO and it is free to choose its Chair in any way that it deems best for the Company at any given point in time. However, if the Chair is not an independent director, our independent directors will designate one of the independent directors on the Board to serve as a lead independent director. Claire C. McCaskill has been designated as our lead independent director. Our lead independent director’s duties, among others, include the following:
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prepare the agenda for each Board meeting in consultation with the CEO and the Chair;

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call and preside over executive sessions of the independent directors of the Board as deemed appropriate;

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regularly meet with the Chair and CEO for discussions of matters arising from executive sessions of the independent directors;

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as requested, communicate with external constituencies, including stockholders;

Our Board believes that the current board leadership structure provides effective independent oversight of management while allowing our Board and management to benefit from Mr. Gelsinger’s extensive executive leadership and operational experience. Our Board believes that our current leadership structure is appropriate at this time. The independent directors periodically assess the Board’s leadership structure and will continue to evaluate and implement the leadership structure that they conclude most effectively supports the Board in fulfilling its responsibilities.
The Board’s Role in Risk Oversight
An important function of the Board is oversight of risk management at Mobileye. Risk is inherent in business, and the Board’s oversight, assessment, and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its committees. The Board believes that its current governance structure facilitates its risk oversight responsibilities.
The Board and management consider “risk” to be the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Risks vary in many ways, including the ability of the company to anticipate and understand the risk, the types of adverse impacts that could result if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the company to control the risk and the potential adverse impacts.
The Audit Committee manages risk by overseeing the integrity of the Company’s financial statements and internal controls; the qualifications, independence and performance of the Company’s independent auditor; the Company’s compliance with legal and regulatory requirements; and the Company’s cybersecurity risk management program. The Audit Committee reviews and discusses with the Board and with management the Company’s major financial and cybersecurity risk exposures and steps taken to monitor and control such exposures.
The Nominating and Corporate Governance Committee manages risk by reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs; overseeing the succession process in the event the Board determines that a new Chief Executive Officer should be hired; making recommendations to the Board as to determinations of director independence; and developing and recommending to the Board the Corporate Governance Guidelines, reviewing and reassessing the Code of Business Conduct and Ethics for the Company and overseeing compliance with such Guidelines and Code.
The Compensation Committee manages risk by reviewing and assessing risks arising from the Company’s employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the company.

Policies Regarding Hedging, Derivatives and Pledging
We prohibit directors, officers, and all other employees from engaging in short sales of Mobileye’s securities, transactions involving options on Mobileye’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or any hedging transactions that serve to insulate or mitigate against a potential change in Mobileye’s stock price, including through the use of financial instruments such as collars, equity swaps, exchange funds and forward sale contracts. This policy does not restrict ownership of company-granted awards, such as RSUs and options to purchase Mobileye stock, and does not apply to the vesting of RSUs or the exercise of options to purchase Mobileye stock. With some exceptions, holding Mobileye stock in a margin account and pledging Mobileye stock as collateral for a loan is prohibited for directors, officers, and all other employees.
DIRECTOR INDEPENDENCE AND TRANSACTIONS CONSIDERED
IN INDEPENDENCE DETERMINATIONS
Controlled Company Exemption
We are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. As a result, we qualify for exemptions from, and have elected not to comply with, certain corporate governance requirements under the rules, including the requirements that within one year of the completion of our initial public offering we have a board that is composed of a majority of “independent directors,” as defined under the rules, and a compensation committee and a nominating and corporate governance committee that are composed entirely of independent directors. Ms. Pambianchi, who is not an independent director, serves on our Compensation Committee as the Chair and as a member of our Nominating and Corporate Governance Committee, and Mr. Yeboah-Amankwah, who is not an independent director, serves as the Chair of our Nominating and Corporate Governance Committee. Even though we are a controlled company, we are required to comply with the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the Audit Committee, as discussed below.
The rules of Nasdaq define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. As of April 15, 2024, Intel beneficially owns all of the outstanding shares of our Class B common stock, representing approximately 98.7% of the voting power of our common stock. Through its control of shares of common stock representing a majority of the votes entitled to be cast in the election of directors, Intel has the ability to control the vote to elect all of our directors. Accordingly, we qualify as a “controlled company” under the listing requirements of Nasdaq and are able to rely on the exemptions described above. If we cease to be a controlled company and our Class A common stock continues to be listed on Nasdaq, we will no longer be able to rely on such exemptions by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be. For example, we will have one year from the date of our status change to comply with the requirement that our Board must be comprised of a majority of independent directors.
Director Independence
The Board’s guidelines for director independence conform to the independence requirements in the published listing requirements of Nasdaq. The Board considers all relevant facts and circumstances in determining independence.
The Board has determined that each of Mr. Desheh, Senator McCaskill, and Mr. Yeary, does not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq, and, as applicable, the SEC rules and regulations relating to independence standards for members of audit and compensation committees. In making the independence determinations with respect to our directors and director nominees, our Board considered the current and prior relationships that each director and director nominee has with our company and all other facts and circumstances our Board deemed relevant in determining their independence. For example, our Board considered that Mr. Yeary, who serves as an independent director on Intel’s board of directors, was appointed the independent Chair of Intel’s board of directors in January 2023.

Director Attendance
The Board held 6 regularly scheduled meeting and 0 special meetings in 2023. As discussed in “Board Committees” below, standing committees of the Board collectively held a total of 18 meeting during 2023, with the Audit Committee holding 9 regularly scheduled meetings and 2 special meetings, the Compensation Committee holding 3 regularly scheduled meetings and 1 special meeting and the Nominating and Corporate Governance Committee holding 1 regularly scheduled meeting and 2 special meetings. We expect each director to attend every meeting of the Board and the committees on which the director serves. Each director attended at least 75% of the meetings of the Board and each committee on which the director served in 2023 (held during the period in which the director served), and on average directors attended 97% of their respective Board and committee meetings. The Board’s policy is that directors should endeavor to attend the annual stockholders’ meeting. Mr. Gelsinger, Prof. Shashua, Mr. Desheh, Sen. McCaskill, Ms. Pambianchi and Mr. Yeary attended our 2023 annual meeting of stockholders.	97% Average attendance of directors at Board and committee meetings during 2023
Board Committees
The Board assigns responsibilities and delegates authority to its committees, and the committees regularly report on their activities and actions to the full Board. As of the end of 2023, the Board had three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each committee has the authority to engage outside experts, advisors, and counsel to assist the committee in its work.
Each committee has a written charter approved by the Board. We post each charter in the Corporate Governance section of our website at https://ir.mobileye.com/corporate-governance/governance-overview. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this proxy statement.
The Board has determined that each member of the Audit Committee is an independent director in accordance with Nasdaq standards.
Audit Committee
The Audit Committee, among other things, has the following responsibilities:
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review the audit plans and findings of our independent registered public accounting firm and our risk review staff, as well as the results of regulatory examinations, and track management’s corrective action plans where necessary;

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review our combined financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

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review our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters;

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have the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm; and

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review and approve in advance any proposed related person transactions.

The members of our Audit Committee are Mr. Desheh, Senator McCaskill, and Mr. Yeary. Mr. Desheh is the chair of our Audit Committee. Our Board has determined that Mr. Desheh, Senator McCaskill, and Mr. Yeary meet the definition of “independent director” for purposes of serving on our Audit Committee under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the corporate governance standards of Nasdaq. Our Board has determined that each director appointed to our

Audit Committee is financially literate. Our Board has determined that Mr. Desheh is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
The Audit Committee held 11 meetings during the 2023 fiscal year.
Compensation Committee
The Compensation Committee, among other things, has the following responsibilities:
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review and approve, or recommend that our Board approve, the compensation of our executive officers;

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review and recommend to our Board the compensation of our directors;

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administer our equity incentive plan;

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approve equity grants under our equity incentive plan to employees and consultants and recommend such grants to directors for approval by our Board;

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review and approve, or make recommendations to our Board with respect to, incentive compensation and equity plans; and

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review our overall compensation philosophy.

The members of our Compensation Committee are Mr. Desheh, Ms. Pambianchi, and Mr. Yeary. Ms. Pambianchi is the chair of our Compensation Committee. Each member of this committee is a non- employee director, as defined by Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee may delegate any of its responsibilities to subcommittees of the committee, and may delegate to a subcommittee the ability to make grants of equity awards to individuals who are not executive officers or non-employee directors of the Company, as it deems appropriate.
For information with respect to the use of compensation consultants and a description of the role of our executive officers in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis — Determination of Compensation.”
The Compensation Committee held 4 meetings during the 2023 fiscal year.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, among other things, has the following responsibilities:
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identify, evaluate, and recommend to our Board to select as nominees individuals qualified to become new directors, consistent with criteria approved by our Board;

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review the qualifications of incumbent directors to determine whether to recommend them for reelection at our next annual meeting of the stockholders;

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identify, evaluate, and recommend to our Board to appoint those directors that are qualified to serve on any committee of our Board;

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review and recommend to our Board corporate governance principles applicable to us; and

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oversee the evaluation of our Board.

The members of our Nominating and Corporate Governance Committee are Sen. McCaskill, Ms. Pambianchi, and Mr. Yeboah-Amankwah. Mr. Yeboah-Amankwah is the chair of our Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee held 3 meetings during the 2023 fiscal year.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2023, Mr. Desheh, Ms. Pambianchi and Mr. Yeary served on the Compensation Committee. None of our executive officers, employees or persons having a relationship requiring disclosure under Item 404 of Regulation S-K has served as a member of our Compensation Committee. None of our executive officers has served on the Compensation Committee (or committee performing similar functions) or as a director of another entity that has one or more executive officers serving on our Board or Compensation Committee.
Board Evaluations
We are committed to providing transparency about our Board and committee evaluation process. The Chair of our Nominating and Corporate Governance Committee, collaborating with our Board Chair, is responsible for managing the annual process for evaluating the Board, its committees, and the individual directors.
2023 Process
In 2023, the Chair of our Nominating and Corporate Governance Committee worked with our Chief Legal Officer to develop assessment processes and determine the best methodology for our inaugural Board and committee evaluation process. Further, working together, the Chair of our Nominating and Corporate Governance Committee and our Chief Legal Officer developed proposed focus areas and questions to assess and improve the Board’s performance.
The evaluation process in 2023 consisted of two parts:
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a written questionnaire that asked for the directors’ feedback on areas such as:

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Board and committee structure, including leadership;

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Meeting agendas and content, including whether adequate time is allocated to Board and committee topics;

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CEO, senior leadership and succession planning;

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Soliciting constructive feedback as to Board culture, the performance of Board and committee Chairs and continuing education;

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Interviews conducted with each director.

The questionnaire provided for numerical ratings. The Chair of our Nominating and Corporate Governance Committee conducted the interviews with individual directors. The numeric ratings and interview feedback were then aggregated and summarized by the Chair of our Nominating and Corporate Governance Committee, who reported the results to the full Board and led the discussion of the performance of the Board, committees, and directors.
Our inaugural annual evaluation process provided the Board and management with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve its effectiveness and oversight.
Communications from Stockholders to Directors
The Board recommends that stockholders initiate communications with the Board, the Chair of the Board, or any Board committee by writing to our Secretary. You can find the address in the “Other Matters” section of this proxy statement. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed our Secretary to review correspondence directed to the Board and, at the Secretary’s discretion, to forward items that she deems to be appropriate for the Board’s consideration.
Certain Relationships and Related Party Transactions
In addition to the director, director nominee and executive officer compensation arrangements discussed under “Compensation Discussion and Analysis,” this section describes transactions, or series of related transactions, since the beginning of our last fiscal year or as currently proposed, to which we were a party or will be a party, in which:

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the amount involved exceeded or will exceed $120,000; and

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any of our directors, director nominees, executive officers, or beneficial owners of more than 5% of any class of our capital stock, or any members of the immediate family of and any entity affiliated with any such person, had or will have a direct or indirect material interest.

Stock Compensation Recharge Agreement
On August 8, 2017, we entered into a stock compensation recharge agreement with Intel, which requires us to reimburse Intel, net of any related withholding tax, for certain amounts relating to the value of share-based compensation provided to our employees for RSUs or stock options exercisable in Intel stock. The reimbursement amounts recorded as an adjustment to additional paid-in capital in the consolidated statements of equity were $100 million for 2023.
Travel Related Expenses
We have reimbursed our Chief Executive Officer for reasonable travel related expenses incurred while conducting business on behalf of our company. For 2023, travel related reimbursements were $1.7 million.
Cross-License Agreement
We are party to an agreement with Intel (which we refer to herein as the Cross-License Agreement) under which (i) we grant to Intel a royalty-free, nonexclusive, nontransferable, perpetual, irrevocable, sublicensable under certain circumstances, and worldwide license under patents and patent applications owned or controlled by us, and (ii) Intel grants to us a royalty-free, nonexclusive, nontransferable, and worldwide license, sublicense, or other right, as applicable, under certain patents and patent applications of other Intel subsidiaries and certain third parties. Any license, sublicense, or other right granted by Intel to us with respect to third-party patents and patent applications (or specific claims thereof) included in the grant in clause (ii) may be revoked (effective as of the date specified by Intel) by Intel, in whole or in part, at any time (and automatically terminates once Intel can no longer extend such rights to us under the applicable third-party license agreement), and all licenses, sublicenses or other rights from Intel with respect to patents and patent applications of other Intel subsidiaries included in the grant by Intel to us in clause (ii) automatically terminate once Intel’s ownership of our common stock falls below 50%. The license granted by us to Intel in clause (i) survives even if Intel’s ownership of our common stock falls below 50%, but solely with respect to patents and patent applications owned or controlled by us as of or prior to such time. The agreement will continue until the expiration of the last to expire of the patents and patent applications included in the grants in clauses (i) and (ii), unless earlier terminated by Intel at any time for its convenience.
Transactions Entered into in Connection with our Initial Public Offering
Facilities Arrangements
Under lease arrangements with Intel, we lease office space in Intel’s buildings in certain locations, including in Israel, the United States, Germany and China. The leasing costs for the years ended December 30, 2023 were $4 million.
Intercompany Agreements
In connection with the Mobileye IPO, we entered into the following intercompany agreements (the “Intercompany Agreements”) with Intel that provides a framework for our ongoing relationship with Intel.
Master Transaction Agreement
The Master Transaction Agreement contains key provisions relating to our ongoing relationship with Intel. The Master Transaction Agreement also contains agreements relating to the conduct of the Mobileye IPO and future transactions, and will govern the relationship between Intel and us subsequent to the Mobileye IPO. Unless otherwise required by the specific provisions of the Master Transaction Agreement, the Master Transaction Agreement will terminate on a date that is five years after the first date upon which

Intel ceases to beneficially own at least 20% of our outstanding shares of common stock. The provisions of the Master Transaction Agreement related to our cooperation with Intel in connection with future litigation will survive seven years after the termination of the agreement, and provisions related to indemnification by us and Intel and certain other provisions will survive indefinitely. The following sets forth the key terms of the Master Transaction Agreement.
Registration Rights.   We have provided Intel with certain registration rights to register our common stock, because the shares of our common stock held by Intel after the Mobileye IPO are deemed “restricted securities” as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, Intel may only sell a limited number of shares of our common stock into the public markets without registration under the Securities Act. At the request of Intel, we will use our commercially reasonable efforts to register shares of our common stock that are held by Intel after the closing of the Mobileye IPO, or subsequently acquired, for public sale under the Securities Act on a registration statement on Form S-1 or any similar long form registration statement (a “Long-Form Registration”) or on a registration statement on Form S-3 or any similar short form registration statement at such time Mobileye qualifies to use such short from registration statement (a “Short-Form Registration”). Intel may initially request up to two Long-Form Registrations in any calendar year and three Short-Form Registrations, though no Long-Form Registrations may be requested in any calendar year after such time as we are eligible to use Form S-3. Intel may also request that we file a resale shelf registration statement to register the resale under the Securities Act of its registrable securities after such time as we are eligible to use Form S-3. Intel will be entitled to three underwritten shelf takedowns per calendar year and each such underwritten shelf takedown will be deemed a demand registration for purposes of the limit on Short-Form Registrations. We will also provide Intel with “piggy-back” rights to include its shares in future registrations by us or others of our securities under the Securities Act. There is no limit on the number of these “piggy- back” registrations in which Intel may request its shares be included. Intel’s registration rights will remain in effect until the earlier of the date on which the shares of our common stock held by Intel (i) have been disposed of in accordance with an effective registration statement, (ii) have been distributed to the public in accordance with Rule 144 or may be sold without restriction pursuant to Rule 144(k) under the Securities Act, (iii) have been otherwise transferred to a non-affiliated entity and any subsequent disposition of them do not require registration or qualification under the Securities Act, or (iv) have ceased to be outstanding. We have agreed to cooperate in these registrations and related offerings. All expenses payable in connection with such registrations will be paid by us, except that Intel will pay all its own internal administrative and its own legal and similar costs and underwriting discounts and commissions applicable to the sale of its shares of our common stock.
Future Distributions.   We will cooperate with Intel, at its request, to accomplish a distribution by Intel of our common stock to Intel stockholders which is intended to qualify as a distribution under Section 355 of the Code, or any corresponding provision of any successor statute, and we have agreed to promptly take any and all actions reasonably necessary or desirable to effect any such distribution. Intel will determine, in its sole and absolute discretion, whether to proceed with all or part of the distribution, the date of the distribution and the form, structure and all other terms of any transaction to effect the distribution. A distribution may not occur at all. At any time prior to completion of the distribution, Intel may decide to abandon the distribution, or may modify or change the terms of the distribution, which could have the effect of accelerating or delaying the timing of the distribution.
Most Favored Status.   So long as Intel beneficially owns at least 20% of our common stock, we will sell Intel our commercially available products, including EyeQTM SoCs, for internal use, but not for resale on a standalone or bundled basis. We and Intel agree to hold the other in most favored status with respect to products purchased or sold for internal use, meaning that the product prices, terms, warranties and benefits provided between us and Intel shall be comparable to or better than the equivalent terms being offered by the party providing the products to any single, present customer of such party.
Anti-Dilution Option.   We have granted Intel a continuing right to purchase from us shares of Class A common stock or Class B common stock as is necessary for Intel to maintain an aggregate ownership interest of our common stock representing at least 80.1% of our common stock outstanding. This option may be exercised by Intel in connection with any issuance by us of common stock or any stock option or executive or employee compensation plan, except where the issuance pursuant to a stock option or executive or employee compensation plan would cause Intel’s percentage ownership of common stock to fall below 80.1%. If we issue our common stock for cash consideration as permitted in the foregoing sentence other than pursuant to a stock option or executive compensation plan that causes Intel’s percentage ownership of common stock to fall below 80.1%, upon the exercise of the option, Intel will pay a price per share of Class A common stock equal to the offering price paid by us in the related issuance of common stock and a price per share of Class B common stock equal to the fair market value thereof as determined in good faith by our Board. If we issue our common stock for non-cash consideration or pursuant to a stock option or executive compensation plan that causes Intel’s percentage ownership of common stock to fall below 80.1%, upon exercise of the option, Intel will pay a price per share of Class A common stock equal to the closing price of our common stock as quoted on Nasdaq on the date for which a determination is being made and a price per share of Class B common stock equal to the fair market value thereof as determined in good faith by our Board. Intel’s option to maintain its ownership percentage in us will terminate on the earlier of the date of a distribution under Section 355 of the Code, or any corresponding provision of any successor statute, the date upon which Intel beneficially owns shares of common stock representing less than 80% in aggregate ownership interest in our common stock, and the date on which, if the option has been transferred to a subsidiary of Intel, that subsidiary ceases to be a subsidiary of Intel.
Indemnification.   We and Intel have agreed to cross-indemnities that generally place the financial responsibility on us and our subsidiaries for all liabilities associated with the current and historical Mobileye business and operations, and generally will place on Intel the financial responsibility for liabilities associated with all of Intel’s other current and historical businesses and operations, in each case regardless of the time those liabilities arise. We and Intel will also each indemnify the other with respect to breaches of the Master Transaction Agreement or any Intercompany Agreement. In addition, we will indemnify Intel against liabilities arising from misstatements or omissions of material fact in a prospectus or the registration statement of which it is a part relating to an offering of our shares by Intel, except for misstatements or omissions of material fact relating to information that Intel provided to us specifically for inclusion in such prospectus or registration statement of which it forms a part. We will also indemnify Intel against liabilities arising from any misstatements or omissions of material fact in our subsequent SEC filings and from information we provide to Intel specifically for inclusion in Intel’s annual or quarterly reports following the completion of the Mobileye IPO, but only to the extent that the information pertains to us or our business or to the extent Intel provides us prior written notice that the information will be included in its annual or quarterly reports and the liability does not result from the action or inaction of Intel. In addition, Intel will indemnify us for liabilities arising from misstatements or omissions of material fact with respect to information that Intel provided to us specifically for inclusion in a prospectus or the registration statement of which it forms a part relating to an offering of our shares by Intel, to the extent that such information pertains to Intel or Intel’s business. Intel will also indemnify us against liabilities arising from information Intel provides to us specifically for inclusion in our annual or quarterly reports following the completion of the Mobileye IPO, but only to the extent that the information pertains to Intel or Intel’s business or to the extent we provide Intel prior written notice that the information will be included in our annual or quarterly reports and the liability does not result from our action or inaction. Further, Intel will indemnify us against any liabilities relating to payments of consideration to former equityholders of Mobileye N.V. under Intel’s 2017 agreement to purchase Mobileye.
Release.   The Master Transaction Agreement contains a general release for liabilities arising from events occurring on or before the time of the Mobileye IPO. Under this provision, we agreed to release Intel and its subsidiaries, successors and assigns, and Intel agreed to release us and our subsidiaries, successors and assigns, from any liabilities arising from past events between us on the one hand, and Intel on the other hand, occurring on or before the time of the Mobileye IPO, including in connection with the activities to implement the Mobileye IPO. The general release does not apply to liabilities allocated between the parties under the Master Transaction Agreement or other Intercompany Agreements or to specified ongoing contractual arrangements.
Accounting Matters.   For so long as Intel provides us with accounting and financial services under the Administrative Services Agreement that we have entered into with Intel, and to the extent necessary for purpose of preparing financial statements or completing a financial statement audit, we will provide Intel as much prior notice as reasonably practical of any change in the independent certified public accountants to be used by us or our subsidiaries for providing an opinion on our consolidated financial statements. We will also use our commercially reasonable efforts to enable our auditors to complete a sufficient portion of our audit and provide Intel with all financial and other information on a timely basis such that Intel may meet its deadlines for its filing annual and quarterly financial statements.
Legal Policies.   Until the later of Intel ceasing to be a “controlling person” of us as defined in the Securities Act and such date that Intel ceases to provide us with legal, financial or accounting services under the Administrative Services Agreement, we will comply with all Intel rules, policies and directives identified by Intel as critical to legal and regulatory compliance, to the extent such rules, policies and directives have been previously communicated to us, and will not adopt legal or regulatory policies or directives inconsistent with the policies identified by Intel as critical to legal and regulatory compliance.
Non-Solicitation.   For a period of two years following the closing of the Mobileye IPO, we and Intel will not, directly or indirectly, solicit active employees of the other without prior consent by the other, provided we both have agreed to give such consent if either party believes, in good faith, that consent is necessary to avoid the resignation of an employee from one party that the other party would wish to employ.
Remaining Intel Awards.   All outstanding options to purchase shares of Intel and all other Intel equity awards held by Mobileye Group employees at the time of the Mobileye IPO will continue to be outstanding until the earliest of (i) the date the award is exchanged pursuant to any issuer exchange offer undertaken by us and Intel, (ii) the date the award is exercised or expires under the terms of the applicable award agreement and (iii) the date such award is canceled as a result of a Mobileye Group employee being terminated or, if later, the end of any post-termination exercise period specified in the award agreement or by the applicable equity plans’ administrative committees.
Minimum Cash Requirement.   Immediately after completion of the Mobileye IPO and on a pro forma basis after all expenses of the offering have been paid (and after giving effect to any repayment of any indebtedness by us to Intel and any other transactions contemplated to occur substantially concurrently with the Mobileye IPO), Intel agreed to ensure that we would have $1.0 billion cash, cash equivalents, or marketable securities.
Notifiable Transactions.   Intel will use commercially reasonable efforts to provide three months’ advance notice to our Board in the event that Intel intends to pursue a transaction (even if no such transaction is imminent or probable at such time) which is reasonably expected to cause Intel’s ownership in us to fall below 50% of our total issued and outstanding shares of common stock.
Administrative Services Agreement
Under the Administrative Services Agreement, Intel provides us with administrative and other services. Intel provides such services to us with substantially the same degree of skill and care as such services have been provided to us during the twelve months prior to the date of the Mobileye IPO. We pay fees to Intel for the services rendered based on pricing per service agreed between us and Intel.
The initial term of the Administrative Services Agreement will expire two years from the completion of the Mobileye IPO and will be extended automatically for successive three-month terms unless one of the parties elects not to renew. Prior to the expiration of the initial term and any subsequent renewal term, we will agree with Intel to adjust the level of service under the agreement, as necessary, to accurately reflect the future level of services we require. We have the right to terminate any of the services provided by Intel under the Administrative Services Agreement at any time upon thirty days’ prior written notice of termination to Intel, or if Intel fails to perform any of its material obligations under the Administrative Services Agreement and such failure continues for at least thirty days after receipt by Intel of written notice of such failure from Mobileye.
Furthermore, we will be responsible for any damages, and will indemnify Intel for all reasonable expenses, in connection with actions or inactions reasonably required to be performed, or directed by us to be performed, in connection with the services rendered or to be rendered under the Administrative Services Agreement, except to the extent that such losses are caused by the breach of the Administrative Services Agreement, gross negligence, bad faith, or willful misconduct of Intel or where indemnification would not be permitted by law. Intel will be responsible for any damages, and will indemnify us for all reasonable expenses, in connection with the breach of the Administrative Services Agreement, gross negligence, bad faith or willful misconduct of Intel in connection with the services rendered or to be rendered under the Administrative

Services Agreement, except to the extent that such losses are caused by our breach of the Administrative Services Agreement, gross negligence, bad faith, or willful misconduct.
The costs incurred under this agreement for the year ended December 30, 2023 were $4 million.
Employee Matters Agreement
The Employee Matters Agreement allocates assets, liabilities and responsibilities relating to employees, employment matters, compensation and benefit plans and other related matters. The Employee Matters Agreement generally provides that Mobileye will assume certain employment-related liabilities with respect to Mobileye and certain former Intel employees for periods of time prior to and after the date the employee becomes employed by a Mobileye entity, or, for other certain former Intel employees, with respect to liabilities arising after the date such employees become employees of a Mobileye entity from an Intel entity, provided that Intel will generally retain liabilities under its employee benefit plans.
Technology and Services Agreement
The Technology and Services Agreement provides a framework for the collaboration on technology projects and services between us and Intel (“Technology Projects”), and sets out the licenses granted by each party to its respective technology for the conduct of the Technology Projects, provisions relating to the ownership of certain existing technology, the allocation of rights in any new technology created in the course of the Technology Projects, and certain provisions applicable to the development of a certain radar product of ours. The Technology and Services Agreement will not apply to projects for the development and manufacture of a lidar sensor system for automobiles, for which the LiDAR Product Collaboration Agreement will apply. Pursuant to the Technology and Services Agreement, we and Intel will agree to statements of work with additional terms for Technology Projects.
Each party retains ownership of its intellectual property rights to existing technology, except that we assign to Intel certain radar-related technology. Intel will solely own all intellectual property rights to new technology created by either party under Technology Projects that fall within a defined field related to Intel’s business (including technology related to certain semiconductor, radar, lidar, and automotive technology). We will solely own, and Intel will assign to us, intellectual property rights to certain modifications to our existing technology (the intellectual property rights, modifications and existing technology will be agreed in a statements of work). Where new technology created in a Technology Project is outside Intel’s defined field, each party will own such new technology where the new technology is solely created by that party. For any new technology outside of Intel’s field that is jointly created, the parties will jointly own the copyright and trade secrets in such technology, and will allocate and license any patent rights between themselves. Each party grants the other a development license for the conduct of the Technology Projects to any technology disclosed under statements of work. Deliverables are also licensed to the receiving party by the providing party for use in accordance with the statements of work.
Intel owns all intellectual property rights in all new technology created under the Technology and Services Agreement that is a certain category of radar technology, largely related to improvements or modifications to Intel’s own radar technology, and retains ownership of all its existing intellectual property in such radar technology. We will assign our intellectual property rights in this technology to Intel, as well as in certain radar technology created by our personnel prior to the completion of the Mobileye IPO, primarily related to their work on certain radar technology. Intel will assign back to us certain intellectual property rights to a certain subset of radar technology created by our employees after the completion of the Mobileye IPO. Intel will grant us worldwide, perpetual, irrevocable, royalty-free licenses under certain intellectual property rights to certain radar technology for the purpose of our development and manufacturing of certain types of external environment-sensing radar sensor products for ADAS and AV in automobiles.
The Technology and Services Agreement includes confidentiality restrictions with respect to Technology Projects and related technology and a limited Intel non-compete with respect to certain radar technology for a period of up to five years from the effective date of the Technology and Services Agreement. Except with respect to claims of infringement of intellectual property rights, breaches of a license or confidentiality obligations, or any liability which cannot be limited under applicable law, any liability of the parties to one another under the Technology and Services Agreement will be capped to the aggregate amounts paid or payable by us to Intel under the agreement for any development services. The Technology and Services Agreement has a term of two years, and will automatically renew for one-year renewal periods, unless the agreement is terminated for a party’s material breach, a party’s bankruptcy or insolvency, or advance notice of non-renewal is given.
The amount incurred under this agreement for the year ended December 30, 2023 was $5 million.
LiDAR Product Collaboration Agreement
The LiDAR Product Collaboration Agreement provides the terms that will apply to our collaboration with Intel for the development and manufacture of a lidar sensor system for ADAS and AV in automobiles (“LiDAR Projects”). On some of the LiDAR Projects joint funding will apply between Intel and Mobileye until the end of 2027, whereby Mobileye will bear its own Lidar sensor system development costs up to the first $40 million per year and Intel will bear up to $20 million per year of Mobileye’s Lidar sensor system development costs that are greater than $40 million per year.
The LiDAR Product Collaboration Agreement further provides that Intel will manufacture certain components (silicon photonics integrated circuits and grating and mirrors) for us to market and sell as part of a frequency-modulated continuous wave (“FMCW”) lidar sensor system solely for external environment sensing for ADAS and AV in automobiles. The parties intend that for a limited period of up to 5 years, we will have certain exclusive rights for the marketing and selling of the initial FMCW lidar sensor system for defined uses, with annual plans for sales and marketing of the sensor system to be agreed by the parties. The price for the components Intel will manufacture for us will be based on a cost-plus model. In addition, the agreement also includes a profit-sharing model under which Mobileye will pay Intel a share of the gross profit for each LiDAR sensor system or components thereof, based on Intel technology, sold by Mobileye.
Pursuant to the LiDAR Product Collaboration Agreement, Intel has granted us a worldwide, royalty-free license under certain trade secret rights and copyrights for certain identified lidar technology for internal development of an external environment-sensing FMCW lidar sensor system for ADAS and AV solely for a LiDAR Project and subject to certain project restrictions. We will own the intellectual property rights to certain new system technology for FMCW lidar sensor systems created solely by our personnel under the LiDAR Product Collaboration Agreement that is developed after the completion of the Mobileye IPO, and will grant to Intel a worldwide, royalty-free license under certain trade secret rights and copyrights for the system technology to use, copy and modify the system technology solely for a LiDAR Project. Intel will own all other new technology created during the term of the LiDAR Product Collaboration Agreement which falls into a defined category of lidar and other technology, and we will assign to Intel our intellectual property rights in this technology and certain lidar technology which our personnel created before the completion of the Mobileye IPO (primarily technology based on Intel’s own technology). Intellectual property rights in other technology developed under LiDAR Projects will be solely owned if the technology was solely created by a party, and for any jointly created intellectual property rights the parties will jointly own copyright and trade secrets, and allocate and license patent rights between them.
The LiDAR Product Collaboration Agreement includes confidentiality restrictions with respect to LiDAR Projects and related technology and a limited Intel non-compete with respect to certain lidar technology for a period of up to five years from the effective date of the agreement. Except with respect to claims of infringement of intellectual property rights, breaches of a license or confidentiality obligations, or any liability which cannot be limited under applicable law, any liability of the parties to one another under the LiDAR Product Collaboration Agreement will be capped to the aggregate amounts paid or payable by us to Intel under the agreement for any development services. The LiDAR Product Collaboration Agreement has a term of ten years subject to automatic 24-month renewal periods unless notice of non-renewal is given. Either party may terminate the LiDAR Product Collaboration Agreement for any reason by giving 24-month notice to the other party, and additional termination rights arise if Intel shuts down, sells, or transfers the factory operations for silicon photonics or if we cease lidar development or sale, as well as for a party’s material breach or bankruptcy or insolvency.
In 2023, Mobileye opted to pursue a different lidar technology, and as a result, Mobileye and Intel are no longer actively working on developing the LiDAR Project under the LiDAR Product Collaboration Agreement. Mobileye and Intel have begun negotiation of an amendment to the LiDAR Product

Collaboration Agreement which contemplates the parties’ cessation of lidar development work and Mobileye’s potential, continued use of certain licenses granted by Intel under the LiDAR Product Collaboration Agreement. In connection with the foregoing, Mobileye would no longer be obligated to share its profits associated with the LiDAR Project with Intel, and Intel would no longer be obligated to provide development services for the LiDAR Project and fund Mobileye’s lidar investments beyond the $40 million per year threshold set forth in the LiDAR Product Collaboration Agreement. Final commercial terms for this amendment remain subject to further negotiation by Mobileye and Intel.
There were no amounts received or receivable from Intel under this agreement for the year ended December 30, 2023.
Tax Sharing Agreement
We have been previously included in the Consolidated Group and in certain other Combined Groups. Pursuant to the Tax Sharing Agreement, we generally are required make payments to Intel such that, with respect to tax returns for any taxable period in which we or any of our subsidiaries are included in the Consolidated Group or any Combined Group, the amount of taxes to be paid by us will be determined by computing the excess (if any) of any taxes due on any such return over the amount that would otherwise be due if such return were recomputed by excluding us and/or our included subsidiaries. Intel will prepare a written calculation in reasonable detail for us with respect to any tax return filed with respect to the Consolidated Group or any Combined Group in order to determine the amount of tax sharing payments under the Tax Sharing Agreement. We will be responsible for any taxes with respect to tax returns that include only us and/or our subsidiaries. However, to the extent the taxes due on any such return are lower than they would be if such return were recomputed by excluding us and/or our included subsidiaries, we will not receive any payment for such tax benefit.
Intel will be primarily responsible for controlling and contesting any audit or other tax proceeding. Disputes arising between the parties relating to matters covered by the Tax Sharing Agreement are subject to resolution through specific dispute resolution provisions.
We have been included in the Consolidated Group for the most recent annual period. It is expected that we will be included in the Consolidated Group going forward. Each member of a consolidated group during any part of a consolidated return year is jointly and severally liable for the tax on the consolidated return of such year and for any subsequently determined deficiency thereon. Similarly, in some jurisdictions, each member of a consolidated, combined or unitary group for state, local or foreign income tax purposes is jointly and severally liable for the state, local or foreign income tax liability of each other member of the consolidated, combined or unitary group. Accordingly, although the Tax Sharing Agreement allocates tax liabilities between us and Intel, for any period in which we were included in the Consolidated Group or any Combined Group, we could be liable in the event that any income tax liability was incurred, but not discharged, by any other member of any such group.
We and Intel have agreed to set forth our respective rights, responsibilities and obligations with respect to any possible spin-off in the Tax Sharing Agreement. If Intel were to decide to pursue a possible spin-off, we have agreed to cooperate with Intel and to take any and all actions reasonably requested by Intel in connection with such a transaction. We have also agreed not to knowingly take or fail to take any actions that could reasonably be expected to preclude Intel’s ability to undertake a tax-free spin-off. In the event Intel completes a spin-off, we have agreed not to take certain actions, such as asset sales or contributions, mergers, stock issuances or stock sales within the two years following the spin-off without first obtaining the opinion of tax counsel or an IRS ruling to the effect that such actions will not result in the spin-off failing to qualify as a tax-free spin-off. In addition, we generally would be responsible for, among other things, any taxes resulting from the failure of a spin-off to qualify as a tax-free transaction to the extent such taxes are attributable to, or result from, any action or failure to act by us or certain transactions involving us following a spin-off and (ii) a percentage of such taxes to the extent such taxes are not attributable to, or do not result from, any action or failure to act by either us or Intel.
As of December 30, 2023, the related party payable to Intel, pursuant to the Tax Sharing Agreement, was $37 million.

Policies and Procedures for Related Person Transactions
Our Board has adopted a written statement of policy regarding transactions with related persons (the “Related Person Policy”). The Related Person Policy requires that a “related person” (as defined in Item 404(a) of Regulation S-K) must disclose to our legal department any “related person transaction” (defined as any transaction since the beginning of our then-last fiscal year that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto.
Our legal department will then communicate that information to our Audit Committee or the chair thereof. No related person transaction will be executed without the approval or ratification of our Board, acting through our Audit Committee or chair thereof. In reviewing any such proposal, our Audit Committee or chair thereof is to consider the relevant facts of the transaction, including the related person’s interest in the transaction, the terms of the transaction, the purpose of, and the potential benefits to us of, the transaction, and any other information regarding the transaction or the related person that would be material to investors in light of the circumstances of the particular transaction. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
Indemnification of Directors and Officers
Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. In addition, we entered into indemnification agreements with each of our directors and executive officers in connection with the Mobileye IPO, which, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Code of Business Conduct
We have adopted a Code of Business Conduct that applies to all employees and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosure in public communications and reports and documents that we file with, or submit to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof. The Board adopted an amended Code of Business Conduct as of September 7, 2023, which is available on our website. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this proxy statement.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our common stock as of April 15, 2024 by:
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each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of any class of our common stock;

•
each of our directors, director nominees and named executive officers individually; and

•
all of our directors, director nominees and executive officers as a group.

•
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to equity awards or other rights held by such person that are currently exercisable or will become exercisable within 60 days after April 15, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. As of April 15, 2024, there were 94,731,407 shares of our Class A common stock and 711,500,000 shares of our Class B common stock outstanding. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Class A		Class B		% of Total Voting Power
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class
5% Stockholders
Intel Corporation(1)	—	—	711,500,000	100%	98.7%
Baillie Gifford & Co.(2)	15,985,212	16.8%	—	—	—
Millenium Management LLC(3)	5,876,403	6.2%	—	—	—
Norges Bank (the Central Bank of Norway)(4)	10,107,149	10.7%	—	—	—
Southpoint Capital Advisors LP(5)	4,750,000	5.0%	—	—	—
T. Rowe Price Investment Management, Inc.(6)	5,049,926	5.3%	—	—	—
Named Executive Officers, Directors and Director Nominees(7)
Amnon Shashua	949,524	1.0%	—	—	—
Patrick P. Gelsinger	129,095	*	—	—	—
Moran Shemesh Rojansky	12,153	*	—	—	—
Gavriel Hayon	43,515	*	—	—	—
Shai Shalev-Shwartz	190,476	*	—	—	—
Nimrod Nehushtan	30,878	*	—	—	—
Anat Heller	99,264	*	—	—	—
Eyal Desheh	13,142	*	—	—	—
Claire McCaskill	71,961	*	—	—	—
Christine Pambianchi	70,000	*	—	—	—
Frank D. Yeary	30,642	*	—	—	—
Saf Yeboah-Amankwah	48,459	*	—	—	—
Christoph Schell	—	—	—	—	—
All executive officers, directors, and director nominees as a group (14 persons)	1,689,109	1.8%	—	—	—

*
Less than one percent.

(1)
Includes 711,500,000 shares of our Class B common stock held directly by Intel Overseas Funding Corporation. Intel Corporation has dispositive voting and investment power over and therefore beneficial ownership of the shares held by Intel Overseas Funding Corporation. The principal business address of each of Intel Corporation and Intel Overseas Funding Corporation is 2200 Mission College Blvd. Santa Clara, CA 95052.

(2)
Baillie Gifford & Co. (Scottish Partnership) filed a Schedule 13G/A with the SEC on April 4, 2024 to report beneficial ownership of 15,985,212 shares of our Class A common stock. Baillie Gifford & Co. (Scottish Partnership) reports that it has sole power to dispose of 15,985,212 shares and has sole power to vote with respect to 12,787,589 shares. The address of Baillie Gifford & Co. (Scottish Partnership) is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK. Information regarding beneficial ownership of our Class A common stock by Baillie Gifford & Co. (Scottish Partnership) is included herein in reliance on the aforementioned Schedule 13G/A.

(3)
Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (collectively, the “Millennium Reporting Persons”), filed a Schedule 13G with the SEC on January 9, 2024 to report beneficial ownership of 5,876,403 shares of our Class A common stock. Each of the Millennium Reporting Persons has shared voting power and shared dispositive power with respect to 5,876,403 shares. The mailing address of Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander is 399 Park Avenue, New York, NY 10022. Information regarding beneficial ownership of our Class A common stock by the Millennium Reporting Persons is included herein in reliance on the aforementioned Schedule 13G.

(4)
Norges Bank (the Central Bank of Norway) (“Norges Bank”) filed a Schedule 13G/A with the SEC on January 29, 2024 to report beneficial ownership of 10,107,149 shares of our Class A common stock. Norges Bank reports that it has sole voting power and dispositive power with respect to 10,107,149 shares. The address of Norges Bank is Bankplassen 2, PO Box 1179 Sentrum NO 0107, Oslo, Norway. Information regarding beneficial ownership of our Class A common stock by Norges Bank is included herein in reliance on the aforementioned Schedule 13G/A.

(5)
Southpoint Master Fund, LP, Southpoint Capital Advisors LP, Southpoint Capital Advisors LLC, Southpoint GP, LP, Southpoint GP, LLC and John S. Clark II (collectively, the “Southpoint Reporting Persons”), filed a Schedule 13G with the SEC on April 1, 2024 to report beneficial ownership of 4,750,000 shares of our Class A common stock. Each of the Southpoint Reporting Persons has shared voting power and shared dispositive power with respect to 4,750,000 shares. The mailing address of Southpoint Master Fund, LP, Southpoint Capital Advisors LP, Southpoint Capital Advisors LLC, Southpoint GP, LP, Southpoint GP, LLC and John S. Clark II is 1114 Avenue of the Americas, 22nd Floor, New York, NY 10036. Information regarding beneficial ownership of our Class A common stock by the Southpoint Reporting Persons is included herein in reliance on the aforementioned Schedule 13G.

(6)
T. Rowe Price Investment Management, Inc. filed a Schedule 13G/A with the SEC on March 11, 2024 to report beneficial ownership of 5,049,926 shares of our Class A common stock. T. Rowe Price Investment Management, Inc. has sole voting power with respect to 4,783,835 shares and sole dispositive power with respect to 5,049,926 shares. The mailing address of T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201. Information regarding beneficial ownership of our Class A common stock by T. Rowe Price Investment Management, Inc. is included herein in reliance on the aforementioned Schedule 13G/A.

(7)
Unless otherwise indicated, the principal business address of each person is c/o Mobileye Global Inc., Har Hotzvim, Shlomo Momo HaLevi Street 1, Jerusalem 9777015, Israel.

AUDIT COMMITTEE MATTERS
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
PROPOSAL 2	Ratification of Selection of Independent Registered Public Accounting Firm	Recommendation of the Board

The Audit Committee evaluates the selection of independent auditors each year and has selected Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”) as our independent registered public accounting firm and PCAOB auditor for the current year. PwC has served in this role since 2022. Representatives of PwC attended all regular meetings of the Audit Committee in 2023 except those meetings subject to attorney-client privilege.
Independence of PwC
In order to ensure continued auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. The Audit Committee has established, and monitors, limits on the amount of non-audit services that Mobileye may obtain from PwC. Under the auditor independence rules, PwC reviews its independence each year and delivers to the Audit Committee a letter addressing matters prescribed under those rules.
Regular Rotation of Primary Engagement Partner
The Audit Committee is involved in considering the selection of PwC’s primary engagement partner when there is a rotation, which is typically every five years.
Pre-Approval Policies
The Audit Committee pre-approves and reviews audit and non-audit services performed by PwC, as well as the fees charged by PwC for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

The Board recommends that you vote “FOR” the ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”) as our independent registered public accounting firm for fiscal year 2023.
•
Robust independence controls and objectivity; high audit quality; and reasonable fees

•
Deep company-industry knowledge, experience, and expertise

•
Audit Committee annually evaluates PwC and determined that PwC’s retention continues to be in the best interests of Mobileye and its stockholders

Why We Are Asking Stockholders to Ratify Our Selection of PwC
As a matter of good corporate governance, the Board submits the selection of the independent audit firm to our stockholders for ratification. If the selection of PwC is not ratified by a majority of the total number of votes of the Company’s shares of common stock (voting as a single class) present at the annual meeting or represented by proxy and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that vote result. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if the committee determines that such a change would be appropriate.

PwC Expected to Attend Annual Meeting
We expect that a representative of PwC will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
PwC’s Fees for 2023 and 2022
The following table shows the fees billed by PwC for audit services provided for, and other services provided in, fiscal years 2023 and 2022.
	2023 ($)	2022 ($)
Audit Fees(1)	2,513,302	3,750,000
Audit-related Fees(2)	250,000	287,935
Tax Fees(3)	281,974	194,428
All Other Fees(4)	—	—
Total	3,045,276	4,232,363

(1)
Audit fees were primarily for professional services rendered for audits of our financial statements, review of interim financial statements and services that were provided in connection with regulatory filings or engagements. The audit fee for 2022 was for the annual audits of all periods presented in the registration statement on Form S-1 for the Mobileye IPO.

(2)
Audit related fees for 2023 and 2022 were primarily for local statutory audits of financial statements.

(3)
Tax fees for PwC for 2023 and 2022 were primarily for professional services rendered for tax compliance, tax advice and tax planning.

(4)
No other fees were billed by PwC for 2023 and 2022.

The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as all associated fees and terms. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.
All of the services provided by PwC, and fees for such services, were pre-approved by the Audit Committee in accordance with these standards.
Vote Required
The ratification of the appointment of PwC requires the affirmative vote of holders of a majority of the total number of votes of the Company’s shares of common stock (voting as a single class) present at the annual meeting or represented by proxy and entitled to vote on the matter. Abstentions will count as “against” votes for this proposal.

Report of the Audit Committee
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.
The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2023 with management and Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”), our independent registered public accounting firm, and management represented to the Audit Committee that Mobileye’s audited financial statements were prepared in accordance with US generally accepted accounting principles. The Audit Committee has discussed with PwC, and PwC represented that its presentations to the Audit Committee included, the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB and SEC rules.
PwC has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent audit firm and management that firm’s independence.
In reliance on these reviews and discussions, and the reports of PwC, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Mobileye’s 2023 Annual Report on Form 10-K for the year ended December 30, 2023.
Audit Committee
Eyal Desheh, Chair
Claire C. McCaskill
Frank D. Yeary

LISTED OFFICER COMPENSATION MATTERS
Proposal 3: Advisory Vote on Executive Compensation
PROPOSAL 3	Advisory Vote on Executive Compensation	Recommendation of the Board

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires us to provide an advisory stockholder vote to approve the compensation of our named executive officers (“NEOs”), as such compensation is disclosed pursuant to the disclosure rules of the Securities and Exchange Commission. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote on the fiscal 2023 compensation of our NEOs as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures (the “Say-on-Pay Vote”).
Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure is hereby APPROVED.”
The Board Recommends a Vote “FOR” this Proposal.

Our compensation program is designed to attract, motivate, and retain top talent and drive long-term value. We seek to achieve these objectives through our use of the following compensation initiatives:
•
Provide competitive compensation opportunities in order to attract and retain talented, high performing and experienced executive officers, whose knowledge, skills and performance are critical to our success;

•
Motivate our executive officers to achieve our business and financial objectives;

•
Align the interests of our executive officers with those of our stockholders and our own corporate goals and objectives by tying a meaningful portion of compensation directly to the long-term value and growth of our business; and

•
Conform compensation and governance with regular review of external market best practices.

This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the fiscal 2023 compensation of our NEOs.

Although, as an advisory vote, this proposal is not binding upon the Company or the Board, the Compensation Committee, which is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions.
To help ensure that all stockholder views are well understood by the board, we also encourage stockholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns with regard to our executive compensation principles and practices.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis section describes our compensation approach and programs for our NEOs, which include our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers for the year ended December 30, 2023. Except as otherwise indicated, the information in this section relates to the compensation of our NEOs, and the principles underlying our executive compensation policies, in respect of fiscal year 2023. Our NEOs for the year ended December 30, 2023 were as follows:
•
Prof. Amnon Shashua, Chief Executive Officer;

•
Moran Shemesh Rojansky, Chief Financial Officer;

•
Prof. Shai Shalev-Shwartz, Chief Technology Officer;

•
Dr. Gavriel (Gaby) Hayon, Executive Vice President, Research & Development;

•
Nimrod Nehushtan, Executive Vice President Business Development & Strategy and Co-Manager REM; and

•
Anat Heller, former Chief Financial Officer. On June 26, 2023, Ms. Heller resigned from her position as Chief Financial Officer to take on an advisory role and continues to be an employee of the Company. She is no longer deemed to be an executive officer of the Company.

The following discussion relates to the compensation of our NEOs whose compensation is disclosed below in the “Summary Compensation Table.”
Overview
The primary objective of our executive compensation program is to attract, motivate and retain top talent and drive long-term value. We seek to achieve these objectives through our use of the following compensation initiatives:
•
provide competitive compensation opportunities in order to attract and retain talented, high performing and experienced executive officers, whose knowledge, skills and performance are critical to our success;

•
motivate our executive officers to achieve our business and financial objectives;

•
align the interests of our executive officers with those of our stockholders and our own corporate goals and objectives by tying a meaningful portion of compensation directly to the long-term value and growth of our business; and

•
conform compensation and governance with regular review of external market best practices.

As a publicly traded company, we will continue to evaluate our philosophy and compensation program as circumstances require and we plan to continue reviewing compensation on an annual basis. As part of this review process, we expect to be guided by the philosophy and objectives outlined above, as well as other factors that become relevant to us as a publicly traded company.
Principal Elements of Compensation
The compensation of our NEOs consists of two primary elements: (i) base salary and (ii) equity compensation. Our model focuses on equity compensation as the key element of total compensation. A meaningful portion of executive pay is tied directly to stockholder outcomes and value creation through annual grants of restricted stock units (“RSUs”). We believe awarding RSUs provides a simple, straightforward approach to tying executives’ compensation to our successful business outcomes. As such, annual cash bonuses, perquisites, personal benefits and other compensation elements are not significant elements of the Company’s current compensation program.

Base Salaries.   Base salary is provided as a fixed source of compensation for our executive officers, including our NEOs. Adjustments to base salaries are expected to be determined annually and base salaries may be increased based on the NEO’s performance, as well as to maintain market competitiveness. Additionally, base salaries can be adjusted as warranted throughout the year to reflect promotions or other changes in the scope of breadth of an executive officer’s role or responsibilities.
Other Cash Compensation.   We do not currently provide our NEOs with annual cash incentives or other regular cash bonuses or sales commissions.
Equity Compensation.   Equity based compensation is provided to our NEOs to align their interests with those of our stockholders and is a significant component of our compensation program. Annual equity awards are generally made through time-based restricted stock units and, on occasion, performance-based restricted stock units. Such annual equity awards provide personal long-term incentives based on talent assessment, level of contribution and performance.
Determination of Compensation
During fiscal year 2023, the appropriate levels of annual salary and equity compensation were subject to the approval of the Compensation Committee of our Board. Such determinations took into account each NEO’s experience and role as well as the compensation practices of similar companies in our industry and in Israel.
Our Compensation Committee is responsible for, or assists our Board in, fulfilling its governance and supervisory responsibilities, and overseeing our human resources, succession planning, and compensation policies, processes and practices. Our Compensation Committee is also responsible for ensuring that our compensation policies and practices appropriately balance risk and reward consistent with our risk profile and do not encourage excessive risk- taking behavior by our executive officers, including our NEOs.
The Compensation Committee is subject to a written charter, adopted by our Board, setting out the Compensation Committee’s responsibilities for administering our compensation programs and, as applicable, reviewing and making recommendations to our Board concerning the level and nature of the compensation payable to our directors and officers. Following the Compensation Committee’s recommendation, the Board approved the amendment of the Compensation Committee’s charter on December 4, 2023 to clarify certain oversight roles of the Compensation Committee, including, without limitation, independent director compensation and director and officer insurance. The Compensation Committee’s oversight also includes reviewing compensation objectives, evaluating performance, and ensuring that total compensation paid to executive officers, including our NEOs, is reasonable, and consistent with the objectives and philosophy of our compensation program.
For the year ended December 30, 2023, the Compensation Committee engaged a compensation consultant (as described below) to provide support in the review and assessment of our executive compensation program.
Role of Compensation Consultant
For the year ended December 30, 2023, the Compensation Committee engaged Compensation Advisory Partners (“CAP”), a national compensation consulting firm, as an independent consultant to provide to the committee information, analysis and other advice regarding the compensation of our NEOs. During 2023, CAP provided various services, including the following:
•
the review and analysis of base salary levels for our NEOs;

•
the review and analysis of equity compensation for our NEOs;

•
an assessment of executive compensation trends; and

•
support on other ad hoc matters throughout the fiscal year.

CAP reported directly to the Compensation Committee and interacted with management at the committee’s direction. CAP did not perform work for Mobileye in 2023 except under its engagement by the Compensation Committee. The Compensation Committee assessed CAP under factors set forth in the SEC’s rules and concluded that CAP was independent, and that CAP’s work for the Compensation Committee did not raise any conflicts of interest.
Stockholder Engagement and Say-on-Pay Vote
We are committed to open and ongoing communication with our stockholders, including with respect to executive compensation and corporate governance matters. At last year’s annual meeting, our stockholders approved by approximately 99% of the votes cast, on an advisory basis, the 2022 compensation of our NEOs. The Compensation Committee has carefully considered the results of the advisory vote and believes that those results validate our philosophy and compensation program.
Compensation Risk
Management conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified. The Compensation Committee of our Board has reviewed and agrees with management’s conclusion.
Base Salaries
Generally, initial salaries of our NEOs were established through arm’s length negotiation at the time the individual executive officer was hired. Following the determination of initial salaries, over the years we have conducted annual reviews of each NEO’s base salary and have adjusted as necessary to reflect individual contributions and responsibilities and to maintain market competitiveness.
In fiscal years 2023 and 2022, our NEOs received the following base salaries in accordance with the policies described above:
Name	2023 Salary(1) ($)	2022 Salary(1) ($)	Percentage Increase(2)
Prof. Amnon Shashua	736,007	758,595	0%
Moran Shemesh Rojansky	214,210	N/A	N/A
Prof. Shai Shalev-Shwartz	659,495	681,142	0%
Dr. Gavriel Hayon	228,275	236,147	0%
Nimrod Nehushtan	220,844	179,832	27%(3)
Anat Heller	230,753	237,835	0%

(1)
The salary figures include an amount reflecting global overtime and a high-tech addition, which is a fixed salary component for each NEO, as applicable. Such high-tech addition component was cancelled in March 2022, to all of the Company’s employees, and the component amount was divided between the base salary and global overtime component.

(2)
These percentage increases were calculated based on the salary amounts in NIS, which is the currency that was used to pay these salaries. The amounts were converted according to the closing foreign exchange rate of U.S. dollar/NIS for December 30, 2023 at $1/NIS 3.6270 (the “2023 Exchange Ratio”) and for December 31, 2022 at $1/NIS 3.519 (the “2022 Exchange Ratio”).

(3)
Mr. Nehushtan’s increase in his annual base salary from fiscal year 2022 to fiscal year 2023 was primarily due to his promotion to Senior Vice President of Business Development and Strategy and Co-Manager of REM in June 2022, which resulted in an immediate increase in his monthly base salary, and subsequently due to his promotion to Executive Vice President of Business Development and Strategy and Co-Manager of REM in August 2023, which resulted in an additional immediate increase in his base monthly salary. For a discussion of how annual salary for our executive officers is determined, please refer to the Determination of Compensation section of this proxy statement.
Other Compensation — Retirement and Welfare Benefits
Our executives generally receive benefits required under Israeli law or that are customary for senior executives in Israel, such as reimbursement of expenses, paid vacation days, sick leave, pension and/or a manager’s insurance policy and Advanced Study Fund. The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and retaining a committed workforce. Participation in these programs is not tied to performance.
•
Pension and Severance Benefits.   In Israel, we generally provide our executives, including our NEOs, with severance, pension, disability and Advanced Study Fund benefits in line with both Israeli law and customary compensation practices among technology companies. Israeli law generally requires Israeli employers to pay severance benefits upon (i) the retirement or death of an employee; (ii) termination of employment by the employer (except in circumstances that permit the employer to terminate the employment of the employee without paying severance amounts); or (iii) in certain circumstances, termination of employment by the employee. In accordance with Israeli law, the severance benefit is equal to one month’s salary (at the most recent salary prior to termination) for each full year of employment and a pro rata portion of one month’s salary for each portion of a year of employment following the first full year of employment. For pension and severance purposes, the Company generally contributes a monthly amount equal to 14.83% of the employee’s salary toward manager insurance/pension funds. For pension purposes, we contribute 6.5% of the employee’s salary and the employee contributes 6% of their salary. For severance compensation purposes, we generally contribute a monthly amount equal to 8.33% of the employee’s salary. If the employee is eligible to receive severance, as described above, and the contributions to the applicable funds are not sufficient to cover such severance entitlement, the Company will supplement the severance payments to ensure compliance with legal requirements.

•
Health and Welfare Plans.   Generally, benefits available to our Israel-based employees are available to all employees on the same basis, which include welfare benefits, annual vacation leave, sick leave, convalescence pay, transportation expense reimbursement, Advanced Study Fund, life and disability insurance and other customary or mandatory social benefits in Israel. Furthermore, Israeli employees and employers are required to pay predetermined sums to the National Insurance Institute of Israel. These amounts also include payments for national health insurance. The payments to the National Insurance Institute amount to approximately 19.6% of wages (up to monthly wages of approximately NIS 47,465, approximately $13,087, using the 2023 Exchange Ratio), of which the employee contributes approximately 7% toward national insurance and 5% toward national health insurance and the employer contributes approximately 7.6% toward national insurance.

Executive Benefits and Perquisites
•
Lease of Automobiles.   As is customary in Israel, we lease automobiles for certain of our NEOs, including for Ms. Heller, Ms. Shemesh Rojansky and Prof. Shwartz. The lease amount and the applicable taxes are deducted on a monthly basis from Ms. Heller’s salary (NIS 4,215 per month, approximately $1,162 using the 2023 Exchange Ratio) and from Ms. Shemesh Rojansky’s salary (NIS 4,225 per month, approximately $1,165 using the 2023 Exchange Ratio). Prof. Shwartz’s automobile lease is paid for by the Company and Prof. Shwartz pays for the taxes incurred in connection with this benefit. However, Prof. Shwartz returned his automobile to the Company on February 23rd, 2023 and since that date the Company has not leased another automobile for him.

Clawback Policy
On September 7, 2023, we adopted a policy relating to the recovery of erroneously awarded compensation (the “Clawback Policy”) consistent with SEC rules and Nasdaq listing standards. The Clawback Policy provides for the recoupment of certain incentive compensation from current or former executive officers in the event of a financial restatement. A copy of the Clawback Policy is filed as Exhibit 97 to our Annual Report on Form 10-K for fiscal year 2023.
Equity-Based Compensation
Our Compensation Committee is responsible for making recommendations for equity awards to be granted to our executive officers and making equity-based incentive awards under the Mobileye Global Inc. 2022 Equity Incentive Plan (the “2022 Plan”). In July 2023 and October 2023, the Compensation Committee approved grants of Mobileye restricted stock units (the “ME RSUs”) under the 2022 Plan to our NEOs, as set forth in the “New Equity Awards” section, the “Summary Compensation Table” and “Grants of Plan-Based Awards in the Year Ended December 30, 2023,” table below.
Performance awards may be granted to our NEOs on occasion. When granted, they are intended to align interests of executives with those of stockholders through the use of measures we believe drive long-term success for the Company. In fiscal year 2023, we did not grant any performance-based awards to our NEOs.
No awards may be granted under the 2022 Plan after January 30, 2032 or such earlier date as the Board may determine, and no incentive stock options may be granted under the 2022 Plan after the date that is ten years from the date the 2022 Plan was approved by the Board.
Equity-Based Compensation Prior to the Mobileye IPO
Prior to the Mobileye IPO, executive officers of the Company were incentivized and rewarded through the grant of Intel equity awards under the Intel Corporation 2006 Equity Incentive Plan (the “Intel Plan”). All outstanding equity awards awarded under the Intel Plan were awarded prior to the Mobileye IPO and will continue to vest and remain outstanding under the Intel Plan.
New Equity Awards
We have not established any additional compensation plans for the NEOs in fiscal year 2023. We made the following equity grants to our NEOs in fiscal year 2023:
Name and Principal Position	Total Grant of ME RSUs ($)(1)
Prof. Amnon Shashua, Chief Executive Officer	14,179,275
Moran Shemesh Rojanksy, Chief Financial Officer	1,441,430
Prof. Shai Shalev-Shwartz, Chief Technology Officer	9,985,404
Dr. Gavriel Hayon, Executive Vice President, Research & Development	1,497,776
Nimrod Nehushtan, Executive Vice President, Business Development & Strategy and Co-Manager REM	1,497,776
Anat Heller, former Chief Financial Officer; Financial Consultant as of June 26, 2023	69,880

(1)
The ME RSUs granted in fiscal year 2023 vest over a three-year period.

Fiscal Year 2023 Summary Compensation Table
Name and Principal Position	Year	Salary ($)(2)	Stock Awards($)(3)	All Other Compensation ($)(4)	Total ($)
Prof. Amnon Shashua, Chief Executive Officer	2023	736,007	14,179,275	159,681(5)	15,074,962
	2022	758,595	44,199,981(6)	167,344	45,125,920
Moran Shemesh Rojansky(1), Chief Financial Officer	2023	214,210	1,441,430	51,777(7)	1,707,417
	2022	N/A	N/A	N/A	N/A
Prof. Shai Shalev-Shwartz, Chief Technology Officer	2023	659,495	9,985,404	13,321(8)	10,658,221
	2022	681,142	9,999,990	22,402	10,703,534

Name and Principal Position	Year	Salary ($)(2)	Stock Awards($)(3)	All Other Compensation ($)(4)	Total ($)
Dr. Gavriel Hayon Executive Vice President, Research & Development	2023	228,275	1,497,776	53,771(9)	1,779,822
	2022	236,147	2,284,548	54,815	2,575,510
Nimrod Nehushtan, Executive Vice President, Business Development & Strategy and Co-Manager REM	2023	220,844	1,497,776	52,465(10)	1,771,085
	2022	179,832	1,964,970	44,128	2,188,930
Anat Heller(1), Former Chief Financial Officer; Financial Consultant	2023	230,753	69,880	55,573(11)	356,206
	2022	237,835	3,284,547	49,705	3,572,086

(1)
Ms. Shemesh Rojansky was appointed Interim Chief Financial Officer of the Company as of June 26, 2023 and become an executive officer as of such date. Ms. Shemesh Rojansky was subsequently appointed Chief Financial Officer effective as of September 11, 2023. Ms. Heller resigned from her role as Chief Financial Officer as of June 26, 2023 and ceased being an executive officer as of such date.

(2)
Salary paid in NIS. The amounts were converted according to the 2023 Exchange Ratio and the 2022 Exchange Ratio. The salary figure includes the NEO’s base salary and global overtime.

(3)
All awards granted in year 2022 and 2023 are ME RSUs. The amounts reported reflect the aggregate grant date fair value of each stock award computed in accordance with FASB ASC Topic 718 or under the assumptions noted. For information regarding the assumptions used in determining the fair value of an award for year 2023 shown in this column, please refer to note 6 in the consolidated financial statements included in the Annual Report on Form 10-K for fiscal year 2023. For information regarding the assumptions used in determining the fair value of an award in 2022 shown in this column, please refer to note 6 in the consolidated financial statements including in the Annual Report on Form 10-K for the year ended December 31, 2022.

(4)
Amounts reported in this column include benefits and perquisites, including those mandated by Israeli law. The amounts were converted according to the 2023 Exchange Ratio and the 2022 Exchange Ratio.

(5)
The “All Other Compensation” amount reported for Prof. Amnon Shashua represents pension benefit contributions of $109,257, an Advanced Study Fund contribution of $44,160, a patent grant cash award of $1,642, and other miscellaneous benefits.

(6)
In connection with the Mobileye IPO and pursuant to an offer letter from the Company to Prof. Shashua dated June 1, 2022, the Company provided Prof. Shashua with a 3:1 matching equity grant on Prof. Shashua’s investment with Mobileye, as described in the “New Equity Awards” section in our 2023 proxy statement.

(7)
The “All Other Compensation” amount reported for Ms. Shemesh Rojanksy represents pension benefit contributions of $30,155, an Advanced Study Fund contribution of $12,114, and other miscellaneous benefits.

(8)
The “All Other Compensation” amount reported for Prof. Shai Shalev represents a pension benefit contribution of $5,888, a patent grant cash award of $1,974, and other miscellaneous benefits.

(9)
The “All Other Compensation” amount reported for Dr. Gavriel Hayon represents pension benefit contributions of $35,110, an Advanced Study Fund contribution of $13,861, and other miscellaneous benefits.

(10)
The “All Other Compensation” amount reported for Mr. Nimrod Nehushtan represents pension benefit contributions of $33,138, an Advanced Study Fund contribution of $13,400, a patent grant cash award of $639, and other miscellaneous benefits.

(11)
The “All Other Compensation” amount reported for Ms. Heller represents pension benefit contributions of $33,093, an Advanced Study Fund contribution of $13,132, and other miscellaneous benefits.

Grants of Plan-Based Awards in the Year Ended December 30, 2023
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value or Stock and Option Awards(1)
Prof. Amnon Shashua, Chief Executive Officer	July 10, 2023	350,625	$14,179,275
Moran Shemesh Rojansky, Chief Financial Officer	July 10, 2023	14,815	$599,119
	October 31, 2023	23,614	$842,311
Prof. Shai Shalev-Shwartz, Chief Technology Officer	July 10, 2023	246,919	$9,985,404
Dr. Gavriel Hayon, Executive Vice President, Research & Development	July 10, 2023	37,037	$1,497,776
Nimrod Nehushtan, Executive Vice President, Business Development & Strategy and Co-Manager REM	July 10, 2023	37,037	$1,497,776
Anat Heller, former Chief Financial Officer; Financial Consultant	July 10, 2023	1,728	$69,880

(1)
The amounts reported reflect the aggregate grant date fair value of each stock award computed in accordance with FASB ASC Topic 718 or under the assumptions noted. For information regarding the assumptions used in determining the fair value of an award shown in this column, please refer to note 6 in the consolidated financial statements included in the Annual Report on Form 10-K for fiscal year 2023.

Employment and Other Agreements
We have entered into employment agreements with Prof. Shashua, Ms. Shemesh Rojansky, Prof. Shwartz, Dr. Hayon, Mr. Nehushtan and Ms. Heller, which are summarized below. Each agreement is governed by Israeli law, provides for customary non-competition and non-solicitation provisions during the term of the agreements and for twelve months after termination of their employment for any reason (except for Prof. Shashua whose non-competition and non-solicitation provisions continue for eighteen months) and entitles each of our NEOs to severance benefits upon certain termination scenarios. For a discussion of the severance benefits payable to each NEO under their agreements, please refer to the Potential Payments Upon Termination or Change-In-Control section of this proxy statement.
Prof. Shashua
Prof. Shashua is the co-founder and Chief Executive Officer of the Company and has been with the Company since our original founding in 1999. On July 24, 2014, we entered into an amended employment agreement with Prof. Shashua, which was subsequently amended on March 17, 2017 and on June 1, 2022. The employment agreement sets forth Prof. Shashua’s annual salary, eligibility to receive grants of option awards, vacation leave, sick leave, reimbursement for reasonable travel and other business expenses, and eligibility to participate in benefit plans generally. Prof. Shashua’s employment agreement also ensures certain payments under an accepted manager’s insurance scheme or pension fund in the following amounts: (i) 8.33% of his salary for severance, (ii) 6.5% of his salary for pension (Prof. Shashua also contributes 6% of his salary toward such fund) and (iii) up to 2.5% of his salary towards disability insurance. The Company also maintains an Advanced Study Fund, under which the Company contributes an amount equal to 7.5% of his salary (representing 80% of his salary,) on a monthly basis, and Prof. Shashua contributes 2.5% of his salary on a monthly basis. If Prof. Shashua’s employment is terminated for reasons other than for “cause” (as defined in his employment agreement), or he resigns from the Company by “deemed dismissal” (as defined in his employment agreement), then he is entitled to receive, in addition to any severance payments, his base salary and all other benefits and entitlements under his employment agreement and any other agreement, for two months following the date of his termination. In addition, all unvested option awards and restricted stock unit awards will immediately vest. If Prof. Shashua’s employment is terminated for reasons other than for “cause” or he resigns from the Company by “deemed dismissal” in connection with a “change in control” (as defined in his employment agreement), he is entitled to receive such benefits and entitlements for a period of twelve months.
On June 1, 2022, we entered into an offer letter with Prof. Shashua. The offer letter sets forth Prof. Shashua’s annual base salary and annual equity award. The Company also provided Prof. Shashua with a 3:1 matching equity grant on Prof. Shashua’s investment with Mobileye, as described in the Fiscal Year 2023 Summary Compensation Table above.
Ms. Shemesh Rojansky
Ms. Shemesh Rojansky, our Chief Financial Officer, joined the Company on July 3, 2016 and we entered into the current employment agreement with Ms. Shemesh Rojansky on such date. The employment agreement sets forth Ms. Shemesh Rojansky’s annual salary, global overtime, high-tech addition, which is a fixed salary component (as described in footnote 1 to the table under “Base Salaries” above), vacation leave, sick leave, reimbursement for travel expenses and, monthly convalescence pay. The Company also contributes the following amounts toward an accepted manager’s insurance policy (Bituach Menahalim) and pension fund: a sum equal to 8.33% of her salary for severance purposes, and 6.5% of her salary for pension purposes (Ms. Shemesh Rojansky also contributes 6% of her salary toward such fund), and up to 0.55% of her salary towards disability insurance. Ms. Shemesh Rojansky’s employment agreement also ensures certain payments to an Advance Study Fund, under which the Company contributes an amount equal to 7.5% of her gross salary (representing 80% of the sum of salary and convalescence) on a monthly basis, and Ms. Shemesh Rojansky contributes 2.5% of her gross salary on a monthly basis.
The Company and Ms. Shemesh Rojansky may terminate her employment agreement for any reason by providing thirty days’ prior written notice or pay in lieu of notice.
Prof. Shwartz
On August 2, 2010, we entered into an employment agreement with Prof. Shai Shalev-Shwartz, our Chief Technology Officer. The employment agreement sets forth his annual salary, global overtime, high- tech addition, which is a fixed salary component (as described in footnote 1 to the table under “Base Salaries” above), vacation leave, sick leave, reimbursement for travel expenses, and monthly convalescence pay. The Company also contributes the following amounts towards an accepted manager’s insurance policy (Bituach Menahalim): a sum equal to 8.33% of his “Contribution Salary” (as such term is defined below) for severance purposes, and 6.5% of his “Contribution Salary” for pension purposes (Prof. Shwartz also contributes 6% of his “Contribution Salary” toward such fund). “Contribution Salary” for purposes of his agreement means an amount approximately equal to the national average salary.
The Company and Prof. Shwartz may terminate his employment agreement for any reason by providing thirty days’ prior written notice or pay in lieu of notice.
Dr. Hayon
On August 1, 1999, we entered into an employment agreement with Dr. Hayon, our Executive Vice President of Research & Development. The employment agreement sets forth his annual salary, vacation leave, sick leave and reimbursement for business related expenses. Dr. Hayon is also entitled to global overtime and was entitled to high-tech addition, which is a fixed salary component (as described in footnote 1 to the table under “Base Salaries” above). The Company also contributes the following amounts toward an accepted manager’s insurance policy (Bituach Menahalim): a sum equal to 8.33% of his salary for severance purposes, 6.5% of his salary for pension purposes (Dr. Hayon also contributes 6% of his salary toward such fund) and up to 0.55% of his salary towards disability insurance. Dr. Hayon’s employment agreement also ensures certain payments to an Advanced Study Fund, under which the Company contributes an amount equal to 7.5% of his gross salary (representing 80% of the sum of salary, travel expense and convalescence) on a monthly basis, and Dr. Hayon contributes 2.5% of his gross salary on a monthly basis.
The Company and Dr. Hayon may terminate his employment agreement for any reason by providing thirty days’ prior written notice or pay in lieu of notice.

Mr. Nehushtan
On February 5, 2017, we entered into an employment agreement with Mr. Nehushtan, our Executive Vice President Business Development & Strategy and Co-Manager REM. The employment agreement sets forth his annual salary, global overtime, high-tech addition, which is a fixed salary component (as described in footnote 1 to the table under “Base Salaries” above), vacation leave, sick leave, reimbursement for travel expenses, and monthly convalescence pay. The Company also contributes the following amounts toward an accepted manager’s insurance policy (Bituach Menahalim): a sum equal to 8.33% of his salary for severance purposes, and 6.5% of his salary for pension purposes (Mr. Neshushtan also contributes 6% of his salary toward such fund) and up to 0.55% of his salary towards disability insurance. Mr. Nehushtan’s employment agreement also ensures certain payments to an Advanced Study Fund, under which the Company contributes an amount equal to 7.5% of his gross salary (representing 80% of the sum of salary, travel expense and convalescence) on a monthly basis, and Mr. Nehushtan contributes 2.5% of his gross salary on a monthly basis.
The Company and Mr. Nehushtan may terminate his employment agreement for any reason by providing thirty days’ prior written notice or pay in lieu of notice.
Ms. Heller
Ms. Heller, our former Chief Financial Officer and currently our Financial Consultant, joined the Company in April 2008. On September 1, 2015, we entered into the current employment agreement with Ms. Heller. The employment agreement sets forth Ms. Heller’s annual salary, global overtime, high-tech addition, which is a fixed salary component (as described in footnote 1 to the table under “Base Salaries” above), vacation leave, sick leave, reimbursement for travel expenses and, monthly convalescence pay. The Company also contributes the following amounts toward an accepted manager’s insurance policy (Bituach Menahalim) and pension fund: a sum equal to 8.33% of her salary for severance purposes, 6.5% of her salary for pension purposes (Ms. Heller also contributes 6% of her salary toward such fund) and up to 0.55% of her salary towards disability insurance. Ms. Heller’s employment agreement also ensures certain payments to an Advance Study Fund, under which the Company contributes an amount equal to 7.5% of her gross salary (representing 80% of the sum of salary and convalescence) on a monthly basis, and Ms. Heller contributes 2.5% of her gross salary on a monthly basis.
The Company and Ms. Heller may terminate her employment agreement for any reason by providing thirty days’ prior written notice or pay in lieu of notice.
Pension Benefits; Nonqualified Deferred Compensation
The Company does not maintain a nonqualified deferred compensation plan for the benefit of the NEOs and none of the NEOs participate in a defined benefit pension plan maintained by the Company.

Outstanding Equity Awards at Fiscal Year-End Table
			Stock Awards
Name	Date of Grant	INTC / MBLY Stock	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Prof. Amnon Shashua, Chief Executive Officer	10/26/2022	MBLY	202,857(3)	$43.32	N/A	8,787,765
	10/26/2022	MBLY	1,428,571(4)	$43.32	N/A	61,885,696
	7/10/2023	MBLY	350,625(5)	$43.32	N/A	15,189,075
Moran Shemesh Rojansky, Chief Financial Officer	10/26/2022	MBLY	14,190(6)	$43.32	N/A	614,711
	7/10/2023	MBLY	14,815(7)	$43.32	N/A	641,786
	10/31/2023	MBLY	23,614(8)	$43.32	N/A	1,022,958
	10/30/2021	INTC	1,649(9)	$50.25	N/A	82,862
Prof. Shai Shalev-Shwartz, Chief Technology Officer	10/26/2022	MBLY	285,714(10)	$43.32	N/A	12,377,130
	7/10/2023	MBLY	246,919(11)	$43.32	N/A	10,696,531
	10/30/2021	INTC	19,017(12)	$50.25	N/A	955,604
Dr. Gavriel Hayon, Executive Vice President, Research & Development	10/26/2022	MBLY	65,273(13)	$43.32	N/A	2,827,626
	7/10/2023	MBLY	37,037(14)	$43.32	N/A	1,604,443
	10/30/2021	INTC	11,874(15)	$50.25	N/A	596,669
Nimrod Nehushtan, Executive Vice President Business Development & Strategy and Co-Manager REM	10/26/2022	MBLY	62,692(16)	$43.32	N/A	2,715,817
	7/10/2023	MBLY	37,037(17)	$43.32	N/A	1,604,443
	10/30/2021	INTC	1,744(18)	$50.25	N/A	87,636
Anat Heller, former Chief Financial Officer; current Financial Consultant	10/26/2022	MBLY	57,143(19)	$43.32	N/A	2,475,435
	7/10/2023	MBLY	1,728(20)	$43.32	N/A	74,857
	10/30/2021	INTC	3,170(21)	$50.25	N/A	159,293

(1)
Represents restricted stock units granted under the Intel Plan (the “Intel RSUs”) and ME RSUs. Such Intel RSUs and ME RSUs vest in annual installments over three years, subject to continued employment.

(2)
Determined with reference to $43.32, the closing price of a share of Mobileye common stock on the last trading day before December 30, 2023, and $50.25, the closing price of a share of Intel common stock on the last trading day before December 30, 2023.

(3)
On October 26, 2022, a total of 676,190 ME RSUs were granted with the following vesting schedule: on April 26, 2023 — 270,476 RSUs; October 26, 2023 — 202,857 RSUs; and October 26, 2024 — 202,857 RSUs.

(4)
On October 26, 2022, a total of 1,428,571 ME RSUs were granted with the following vesting schedule: on October 26, 2026 — 714,285 RSUs; and October 26, 2027 — 714,286 RSUs.

(5)
On July 10, 2023, a total of 350,625 ME RSUs were granted with the following vesting schedule: on July 10, 2024 — 140,250 RSUs; July 10, 2025 — 105,187 RSUs; and July 10, 2026 — 105,188 RSUs.

(6)
On October 26, 2022, a total of 21,178 ME RSUs were granted with the following vesting schedule: on April 26, 2023 — 6,988 RSUs; June 26, 2024 — 6,989 RSUs; and June 26, 2025 — 7,201 RSUs.

(7)
On July 10, 2023, a total of 14,815 ME RSUs were granted with the following vesting schedule: on July 10, 2024 — 5,926 RSUs; July 10, 2025 — 4,444 RSUs; and July 10, 2026 — 4,445 RSUs.

(8)
On October 31, 2023, a total of 23,614 ME RSUs were granted with the following vesting schedule: October 31, 2024 — 9,445 RSUs; October 31, 2025 — 7,084 RSUs; and October 31, 2026 — 7,085 RSUs.

(9)
On October 30, 2021, a total of 5,784 Intel RSUs were granted with the following vesting schedule: October 30, 2022 — 2,487 RSUs; October 30, 2023 — 1,648 RSUs; and October 30, 2024 — 1,649 RSUs.

(10)
On October 26, 2022, a total of 476,190 ME RSUs were granted with the following vesting schedule: on April 26, 2023 — 190,476 RSUs; June 26, 2024 — 142,857 RSUs; and June 26, 2025 — 142,857 RSUs.

(11)
On July 10, 2023, a total of 246,919 ME RSUs were granted with the following vesting schedule: on July 10, 2024 — 98,767 RSUs; July 10, 2025 — 74,076 RSUs; and July 10, 2026 — 74,076 RSUs.

(12)
On October 30, 2021, a total of 66,724 Intel RSUs were granted with the following vesting schedule: October 30, 2022 — 28,691 RSUs; October 30, 2023 — 19,016 RSUs; and October 30, 2024 — 19,017 RSUs.

(13)
On October 26, 2022, a total of 108,788 ME RSUs were granted with the following vesting schedule: on April 26, 2023 — 43,515 RSUs; June 26, 2024 — 32,636 RSUs; and June 26, 2025 — 32,637 RSUs.

(14)
On July 10, 2023, a total of 37,037 ME RSUs were granted with the following vesting schedule: on July 10, 2024 — 14,814 RSUs; July 10, 2025 — 11,111 RSUs; and July 10, 2026 — 11,112 RSUs.

(15)
On October 30, 2021, a total of 41,663 Intel RSUs were granted with the following vesting schedule: October 30, 2022 — 17,915 RSUs; October 30, 2023 — 11,874 RSUs; and October 30, 2024 — 11,874 RSUs.

(16)
On October 26, 2022, a total of 93,570 ME RSUs were granted with the following vesting schedule: on April 26, 2023 — 30,878 RSUs; June 26, 2024 — 30,878 RSUs; and June 26, 2025 — 31,814 RSUs.

(17)
On July 10, 2023, a total of 37,037 ME RSUs were granted with the following vesting schedule: on July 10, 2024 — 14,814 RSUs; July 10, 2025 — 11,111 RSUs; and July 10, 2026 — 11,112 RSUs.

(18)
On October 30, 2021, a total of 6,118 Intel RSUs were granted with the following vesting schedule: October 30, 2022 — 2,630 RSUs; October 30, 2023 — 1,744 RSUs; and October 30, 2024 — 1,744 RSUs.

(19)
On October 26, 2022, a total of 95,238 ME RSUs were granted with the following vesting schedule: on October 26, 2023 — 38,095 RSUs; October 26, 2024 — 28,571 RSUs; and October 26, 2025 — 28,572 RSUs.

(20)
On July 10, 2023, a total of 1,728 ME RSUs were granted with the following vesting schedule: on July 10, 2024 — 570 RSUs; July 10, 2025 — 570 RSUs; and July 10, 2026 — 588 RSUs.

(21)
On October 30, 2021, a total of 11,121 Intel RSUs were granted with the following vesting schedule: October 30, 2022 — 4,782 RSUs; October 30, 2023 — 3,169 RSUs; and October 30, 2024 — 3,170 RSUs.

Stock Vested Table*
		Stock Awards
Name	INTC / MBLY Stock	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Prof. Amnon Shashua, Chief Executive Officer	MBLY	473,333	19,042,863
Moran Shemesh Rojansky, Chief Financial Officer	INTC	2,939	104,158
	MBLY	12,153	523,673
Prof. Shai Shalev-Shwartz, Chief Technology Officer	INTC	38,366	1,359,691
	MBLY	190,476	8,207,611
Dr. Gavriel Hayon, Executive Vice President, Research & Development	INTC	23,956	849,001
	MBLY	43,515	1,875,061
Nimrod Nehushtan, Executive Vice President, Business Development & Strategy and Co-Manager REM	INTC	2,796	94,915
	MBLY	30,878	1,330,533
Anat Heller, former Chief Financial Officer; currently Financial Consultant	INTC	6,394	226,603
	MBLY	99,264	4,023,192

*
All vested RSUs are Intel RSUs and Mobileye RSUs. None of the NEOs exercised options in 2023, nor do they currently hold any options.

(1)
The “value realized on vesting” is the market value on the date of release of the applicable shares multiplied by the number of shares that vested. For shares of Intel stock, the market value is the average of high and low price of a share of Intel common stock on Nasdaq. For shares of Mobileye stock, the market value is the closing price of Mobileye Class A common stock on the Nasdaq.

Potential Payments Upon Termination or Change-In-Control
The table below quantifies certain compensation and benefits that would have become payable to our CEO and our other NEOs if their employment had terminated on December 30, 2023, as a result of each of the termination scenarios set forth in the table.
Named Executive Officer	Termination Scenario(5)	Cash Severance(1) ($)	RSU Acceleration ($)	Other ($)(6)	Total ($)
Prof. Amnon Shashua, Chief Executive Officer	Termination without Cause or Deemed Dismissal	1,012,294	85,862,536	1,277,460	88,152,290(2)
	Termination as a result of Change in Control	1,012,294	85,862,536	2,023,866	88,898,696(3)
	Death or Disablement	1,012,294	85,862,536	1,128,179	88,003,009
	Resignation without a Deemed Dismissal	N/A	N/A	1,202,589	1,202,589(4)

Named Executive Officer	Termination Scenario(5)	Cash Severance(1) ($)	RSU Acceleration ($)	Other ($)(6)	Total ($)
Moran Shemesh Rojansky, Chief Financial Officer	Termination for any Reason	42,805	N/A	73,969	116,774
	Termination as a result of Change in Control	42,805	N/A	73,969	116,774
	Death or Disablement	42,805	2,362,317	50,281	2,455,403
Prof. Shai Shalev-Shwartz, Chief Technology Officer	Termination for any Reason	509,687	N/A	554,169	1,063,856
	Termination as a result of Change in Control	509,687	N/A	554,169	1,063,856
	Death or Disablement	509,687	24,029,266	498,339	25,037,292
Dr. Gavriel Hayon, Executive Vice President, Research & Development	Termination for any Reason	137,827	N/A	119,824	257,651
	Termination as a result of Change in Control	137,827	N/A	119,824	257,651
	Death or Disablement	137,827	5,028,738	96,319	5,262,884
Nimrod Nehushtan, Executive Vice President, Business Development & Strategy and Co-Manager REM	Termination for any Reason	53,911	N/A	91,604	145,515
	Termination as a result of Change in Control	53,911	N/A	91,604	145,515
	Death or Disablement	53,911	4,407,896	68,259	4,530,066
Anat Heller, former Chief Financial Officer; currently Financial Consultant	Termination for any Reason	62,175	N/A	72,948	135,123
	Termination as a result of Change in Control	62,175	N/A	72,948	135,123
	Death or Disablement	62,175	2,709,584	49,738	2,821,497

(1)
The amounts detailed in this column reflect any supplement payment the Company would be required to pay in case the termination is initiated by the Company or in other circumstances, pursuant to Israeli law (including for certain cases in which the termination is initiated by the NEO). Such supplement amounts, together with the amounts accumulated in the severance funds (which would be released to the NEO), reflect the entire severance amount a NEO would have been entitled to in case of termination on the relevant date.

(2)
Termination without Cause or termination in the event of Deemed Dismissal (as defined in Prof. Shashua’s employment agreement) entitles Prof. Shashua to his salary and all other benefits and entitlements under his agreement for a period of two months. This amount reflects Prof. Shashua’s salary and other benefits and entitlements for a two-month period. Such other benefits and entitlements represent pension benefit contributions, Advanced Study Fund contributions, patent grant cash award amounts and other miscellaneous benefits, as set forth in the “All Other Compensation” column of the Summary Compensation Table (which reflects the amount paid in fiscal year 2023), but payable under these termination circumstances for only the two-month period.

(3)
Termination as a result of a Change in Control (as defined in Prof. Shashua’s employment agreement) entitles Prof. Shashua to his salary and all other benefits and entitlements under his agreement for a period of twelve months. This amount reflects Prof. Shashua’s salary and other benefits and entitlements for a twelve-month period. Such other benefits and entitlements represent pension benefit contributions, Advanced Study Fund contributions, patent grant cash award amounts and other miscellaneous benefits, as set forth in the “All Other Compensation” column of the Summary Compensation Table (which reflects the amount paid in fiscal year 2023), payable under these termination circumstances for a twelve-month period.
(4)
Resignation of employment by Prof. Shashua in a circumstance that would not be a Deemed Dismissal (as defined in Prof. Shashua’s employment agreement) would not entitle Prof. Shashua to any salary or other benefits and entitlements except for compensation for (i) the standard thirty-day notice period under Israeli law and (ii) for accrued, but unused vacation days. Please see footnote 6 below for more information regarding items (i) and (ii).

(5)
Death or Disablement (as defined in the form of Restricted Stock Unit Agreement under the 2022 Plan) entitle our NEOs (and any officer or employee that have been granted ME RSUs under the 2022 Plan) to the immediate vesting of 100% of all their respective unvested RSUs. In addition, under Israeli law, death and certain extreme physical conditions constitute “termination” and entitle the employee to a severance payment.

(6)
Termination for any reason (including by resignation) entitles our NEOs to thirty days’ prior written notice and such employee would be entitled to continue to receive their salary for those thirty days, excluding the circumstances described in footnotes (2) and (3) above. The amounts in the column titled “Other” above (excluding those for Prof. Shashua for circumstances described in footnotes (2) and (3) above) include the salary each employee would receive were such thirty-day period to conclude as of December 30, 2023. Further, according to Israeli law, an employer has the right to terminate an employee without notice, provided the employer pay to the terminated employee an amount equal to such employee’s salary (but excluding pension contributions and other amounts) for a thirty-day period in lieu of providing the employee thirty days’ notice. Our NEOs are also entitled to compensation for any accrued, but unused vacation days. The amounts in the “Other” column above include the amounts each NEO would receive for any accrued but unused vacation days as of December 30, 2023.

Pay versus Performance
As required by Item 402(v) of Regulation S-K, set forth below are certain disclosures related to executive compensation and Company performance. For a discussion of the Company’s executive compensation policies and programs and an explanation of how executive compensation decisions are made, please refer to the Compensation Discussion and Analysis section of this proxy statement.
The table below is required to include, for 2023, “compensation actually paid” to the CEO and the average compensation actually paid for non-CEO named executive officers. Compensation actually paid represents a calculation of compensation that differs significantly from the 2023 summary compensation table calculation of compensation, as well as the way in which the Company views annual compensation decisions, as discussed in the Compensation Discussion and Analysis section of this proxy statement. The below table also provides information on the Company’s cumulative TSR, the cumulative TSR of our peer group and net income attributable to the Company. The Company does not use any financial performance measures to link executive compensation actually paid to Company performance, and as permitted by the SEC, is not required to disclose either a “company-selected measure” or such company-selected measure’s relationship to executive compensation actually paid.
Year	Summary Compensation Table Total for CEO(1)	“Compensation Actually Paid” to CEO(3)	Average Summary Compensation Table Total for Non-CEO NEOs(2)	Average “Compensation Actually Paid” to Non-CEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions)
					Total TSR(4)	PHLX Semiconductor Sector Index (SOX) Total TSR
2023	$15,074,962	$86,758,223	$3,254,550	$8,063,657	$149.53	$175.44	(27)
2022	$45,125,920	$74,718,861	$4,760,015	$8,403,979(5)	$121.02	$106.65	(82)

(1)
Prof. Amnon Shashua, in his capacity as CEO, is the Company’s principal executive officer for 2023. Compensation for our CEO reflects the amounts reported in the summary compensation table.

(2)
The remaining non-CEO named executive officers for 2023 are: Moran Shemesh Rojansky, Chief Financial Officer; Prof. Shai Shalev-Shwartz, Chief Technology Officer; Dr. Gaby Hayon, Executive Vice President, Research & Development; Nimrod Nehushtan Executive Vice President, Business Development & Strategy and Co-Manager REM; and Anat Heller, former Chief Financial Officer and currently Financial Consultant. Compensation for our non-CEO named executive officers reflects the average of amounts reported in the summary compensation table.

(3)
Reflects the value of equity awards (RSUs) calculated in accordance with the SEC methodology for determining “compensation actually paid” for 2023. Pursuant to SEC rules, the PvP Table includes the change in fair value of multiple outstanding unvested equity awards for each year shown.

(4)
TSR represents cumulative TSR for the period commencing on October 26, 2022 until December 30, 2023. For the Peer Group, the TSR is a weighted peer group TSR.

(5)
In September 2023, the SEC issued a response to CD&I Question 128D.14, which notes that all stock awards that are outstanding and unvested, including those awards modified in connection with an equity restructuring or retained following such a transaction, and for which compensation cost will be recognized under FASB ASC Topic 718, should be included in the Pay versus Performance table. Accordingly, although this guidance was issued after the filing and mailing of the Company’s 2023 proxy statement, we have restated the disclosure for fiscal year 2022.

The Company does not use any financial performance measures to link executive compensation actually paid to Company performance, and as permitted by the SEC, is not required to disclose a “tabular list” of its most important financial performance measures.
“Compensation actually paid” compared to TSR, and net income.
TSR and net income are some indicators of the Company’s overall financial performance that may impact the value of NEOs’ total compensation; however, other factors are considered in setting NEOs’ compensation. See the Compensation Discussion and Analysis section of this proxy statement for additional information.
Our cumulative TSR for the period commencing on October 26, 2022 until December 30, 2023 as reported in the table above was 49.53%. During this same period, the cumulative TSR of the companies in our Peer Group was 75.44%.
Our net loss has decreased in 2023, as compared to 2022. In any event, TSR and net income are not used in the design of our executive compensation program; as a result, net income and TSR do not directly impact the amount of “compensation actually paid” to the NEOs.
Director Compensation
The following table sets forth a summary of the compensation we paid to each non-employee member of our Board for fiscal year 2023. Other than as set forth in the table and described more fully below, during the fiscal year 2023, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our Board.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Patrick P. Gelsinger	N/A	N/A	N/A
Eyal Desheh	60,000	206,870(3)	266,870
Jon M. Huntsman, Jr	60,000	206,870(4)	266,870
Claire C. McCaskill	60,000	206,870(5)	266,870
Christine Pambianchi	N/A	N/A	N/A
Frank D. Yeary	60,000	206,870(6)	266,870
Saf Yeboah-Amankwah	N/A	N/A	N/A

(1)
The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal year 2023 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(2)
The amounts reported reflect the aggregate grant date fair value of each stock award computed in accordance with FASB ASC Topic 718 or under the assumptions noted. For information regarding the assumptions used in determining the fair value of an award shown in this column, please refer to note 6 in the consolidated financial statements included in the Annual Report on Form 10-K for fiscal year 2023. The ME RSUs granted on December 5, 2023 vest over a one-year period.

(3)
In addition to the ME RSUs granted in 2023 (as reflected in the above table), the Company granted Mr. Desheh 9,523 ME RSUs on October 26, 2022, which vest over a three-year period. On October 26, 2023, 3,142 of such ME RSUs vested and converted into 3,142 shares of Class A Common Stock.

(4)
In addition to the ME RSUs granted in 2023 (as reflected in the above table), the Company granted Gov. Huntsman 9,523 ME RSUs on October 26, 2022, which vest over a three-year period. On October 26, 2023, 3,142 of such ME RSUs vested and converted into 3,142 shares of Class A Common Stock.

(5)
In addition to the ME RSUs granted in 2023 (as reflected in the above table), the Company granted Sen. McCaskill 9,523 ME RSUs on October 26, 2022, which vest over a three-year period. On October 26, 2023, 3,142 of such ME RSUs vested and converted into 3,142 shares of Class A Common Stock.

(6)
In addition to the ME RSUs granted in 2023 (as reflected in the above table), the Company granted Mr. Yeary 9,523 ME RSUs on October 26, 2022, which vest over a three-year period. On October 26, 2023, 3,142 of such ME RSUs vested and converted into 3,142 shares of Class A Common Stock.

Report of the Compensation Committee
The Compensation Committee assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of Mobileye’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in Mobileye’s 2023 Annual Report on Form 10-K (incorporated by reference) and in this proxy statement.
Compensation Committee
Christine Pambianchi, Chair
Eyal Desheh
Frank D. Yeary

ADDITIONAL MEETING INFORMATION
How will the 2024 Annual Stockholders’ Meeting be conducted?
The 2024 Annual Stockholders’ Meeting will be conducted solely online via the Internet through a live webcast and online stockholder tools. We are using a virtual annual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our stockholders. This format empowers stockholders to participate fully from any location around the world, at no cost. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights. For example:
How do I attend the meeting?
You are entitled to attend and participate in the virtual 2024 Annual Stockholders’ Meeting only if you were a Mobileye stockholder as of the close of business on April 15, 2024 or if you hold a valid proxy for the annual meeting. If you are not a Mobileye stockholder, you may still view the meeting online at www.virtualshareholdermeeting.com/MBLY2024.
Attending Online. If you plan to attend the annual meeting online, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the annual meeting online, you will not be able to participate in the annual meeting but may view the annual meeting webcast. Stockholders may participate in the annual meeting by visiting www.virtualshareholdermeeting.com/MBLY2024; interested persons who were not stockholders as of the close of business on April 15, 2024 may view, but not participate, in the annual meeting via www.virtualshareholdermeeting.com/MBLY2024.

Stockholders of Record
If you are a stockholder of record, you will need to use your control number on your Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/MBLY2024.
Stockholders of record — those holding shares directly with Computershare Trust Company, N.A. — will be on a list maintained by the inspector of elections.

Beneficial Stockholder
If you are a beneficial stockholder and your voting instruction form or Notice of Internet Availability (Notice) indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, beneficial stockholders who do not have a control number or access code should contact their bank, broker or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the annual meeting.
“Beneficial” or “street name” stockholders — those holding shares through a broker, bank, or other nominee.

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 11:15 a.m. Eastern Time. If you have difficulties during the check-in time or during the annual meeting, we will have technicians ready to assist you with any difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the annual meeting, please call the number listed on the virtual meeting site.
Asking Questions.   Stockholders have multiple opportunities to submit questions to Mobileye for the annual meeting. Stockholders who wish to submit a question in advance may do so at either www.proxyvote.com or on our annual meeting website, www.virtualshareholdermeeting.com/MBLY2024. Stockholders also may submit questions live during the meeting at the meeting website. Stockholders can also access copies of the proxy statement and annual report at our annual meeting website.

If you cannot attend, following the meeting, a replay of our annual meeting webcast will be available at our Investor Relations website at https://ir.mobileye.com/ and remain for at least one year.
How do I vote?
Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the annual meeting. We encourage stockholders to vote well before the annual meeting, even if they plan to attend the virtual meeting, by completing proxies in any of the following ways:

Go to www.proxyvote.com and follow the instructions provided.	Call the applicable number and follow the instructions provided. For stockholders of record: 1-800-690-6903 For beneficial stockholders: 1-800-690-6903	Mail, complete, sign, date, and mail the proxy card in the return envelope provided to you if you have received a printed version of these proxy materials.
Stockholders can vote via the Internet in advance of or during the meeting. Stockholders who attend the virtual annual meeting should follow the instructions at www.virtualshareholdermeeting.com/MBLY2024 to vote or submit questions during the meeting.
Voting online during the meeting will replace any previous votes.
Revoking Your Proxy or Changing Your Vote.   Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the annual meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Secretary before the annual meeting commences. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.
Voting Standards.   On April 15, 2024, the record date for the annual meeting, 94,731,407 shares of our Class A common stock and 711,500,000 of our Class B common stock were outstanding. In order to have a quorum at the meeting, one-third of our capital stock issued and outstanding and entitled to vote on the record date must be present at the scheduled time of the meeting in person or by proxy. Each share of our Class A common stock outstanding on the record date is entitled to one vote on each of the director nominees and one vote on each other matter and each share of our Class B common stock outstanding, which are owned entirely by Intel, are entitled to 10 votes on each of the director nominees and each other matter. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement. To be elected, directors must receive a plurality of the votes cast. Approval of each of the other matters on the agenda requires the affirmative vote of a majority of the total number of votes of the Company’s shares of common stock (voting as a single class) present at the annual meeting or represented by proxy and entitled to vote on the matter.
Effect of Abstentions and Broker Non-Votes.   Shares marked “withhold” and shares not represented at the meeting have no effect on the election of directors. For each of the other proposals, abstentions have the same effect as “against” votes. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares on discretionary proposals, which would result in “broker non-votes” on proposals other than the ratification of the selection of PwC as our independent registered public accounting firm. Any shares represented by “broker non-votes” will have no effect. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual annual meeting.

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:
Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions/Withhold**	Effect of “Broker Non-Votes”***
Election of directors	For or withhold on each nominee.	Plurality of votes cast.*	No effect.	No effect.
Ratification of selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited	For, against, or abstain.	Majority of total number of votes of the Company’s shares present or represented by proxy and entitled to vote on the matter.	Counted as “against” vote.	Broker has discretion to vote.
Advisory vote to approve executive compensation of our listed officers	For, against, or abstain.	Majority of total number of votes of the Company’s shares present or represented by proxy and entitled to vote on the matter.	Counted as “against” vote.	No effect.

*
As a result, any shares not voted “for” a particular candidate, whether as a result of a “withhold” vote or broker non-vote, will not be counted in such candidate’s favor and will have no effect on the election results.

**
Shares marked “abstain” or “withhold.”

***
If you are a beneficial holder and do not provide specific voting instructions to the holder’s broker, the organization that holds the beneficial owner’s shares may not be authorized to vote your shares, which would result in “broker non-votes.”

Voting Instructions.   If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the Board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. Our Bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the annual meeting, and we have not received timely notice of any such matters that we expect to be presented at the annual meeting other than the items from the Board of Directors described in this proxy statement.
Notice of Electronic Availability of Proxy Statement and Annual Report.   As permitted by SEC rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Shareholders may sign up to receive future proxy materials and other shareholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider, and a web browser that supports secure connections. Visit www.proxyvote.com for additional information regarding electronic delivery enrollment.

How are proxies solicited and what is the cost?
We will bear the expense of soliciting proxies, and we have retained Broadridge Investor Communications Solutions, Inc. (“Broadridge”) to solicit proxies for a fee of $34,000, plus a reasonable amount to cover expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request brokers, banks, and other nominees that hold stock in their names to furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses of doing so, in accordance with statutory fee schedules.
Who counts the votes?
Broadridge has been engaged as our independent inspector of elections to tabulate stockholder votes for the annual meeting.
Will the company make a list of stockholders entitled to vote at the 2024 Annual Stockholders’ Meeting available?
Mobileye’s list of stockholders as of April 15, 2024 will be available for inspection for the 10 days prior to the annual meeting. If you want to inspect the stockholder list, please contact our Investor Relations department at https://ir.mobileye.com/ir-resources/contact-ir to schedule an appointment. In addition, the list of stockholders will also be available during the annual meeting through the meeting website for those stockholders who choose to attend.
When will the company announce the voting results?
We will announce preliminary results during the annual meeting. We will report final results at https://ir.mobileye.com/ and in a filing with the SEC on Form 8-K.

OTHER MATTERS
2025 Stockholder Proposals or Nominations
Stockholder proposals to be included in the proxy statement.   Pursuant to Rule 14a-8 under the Exchange Act some stockholder proposals may be eligible for inclusion in our 2025 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, to our principal executive offices in care of our Secretary by one of the means discussed below in the “Communicating with Us” section of this proxy statement. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than the close of business (5:00 p.m. Eastern Time) on December 27, 2024 (120 days prior to the anniversary of our mailing this proxy statement).
We strongly encourage any stockholder interested in submitting a proposal to contact our Secretary in advance of this deadline to discuss the proposal, and stockholders may find it helpful to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Nominating and Corporate Governance Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as director nominees, see the “Board of Directors Matters; Proposal No. 1: Election of Directors; Director Nomination Process — Committee Process” section on page 5.
Other business and director nominations to be presented at the annual meeting.   A stockholder who intends to nominate a candidate for election to the Board or to propose any business for presentation at our 2025 annual meeting (other than precatory (non-binding) proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the Bylaws, must give notice to our Secretary not later than the close of business (5:00 p.m. Eastern Time) on January 26, 2025 (90 days prior to the anniversary of our mailing this proxy statement) and not earlier than the close of business (5:00 p.m. Eastern Time) on December 27, 2024 (120 days prior to the anniversary of our mailing this proxy statement). The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock.
We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. To make a submission or to request a copy of our Bylaws, stockholders should contact our Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.
Legal Matters
Forward-looking statements.   Statements in this proxy statement that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include descriptions of our business plan and strategies.
These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” or the negative of these terms, and other similar expressions, although not all forward-looking statements contain these words. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. You should understand that these statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could cause actual results to differ materially from those expressed in the forward-looking statements and projections.

Important factors that may materially affect such forward-looking statements and projections include the following: future business, social and environmental performance, goals and measures; our anticipated growth prospects and trends in markets and industries relevant to our business; business and investment plans; expectations about our ability to maintain or enhance our leadership position in the markets in which we participate; future consumer demand and behavior, including expectations about excess inventory utilization by customers; future products and technology, and the expected availability and benefits of such products and technology; development of regulatory frameworks for current and future technology; projected cost and pricing trends; future production capacity and product supply; potential future benefits and competitive advantages associated with our technologies and architecture and the data we have accumulated; the future purchase, use and availability of products, components and services supplied by third parties, including third-party IP and manufacturing services; uncertain events or assumptions, including statements relating to our estimated vehicle production and market opportunity, potential production volumes associated with design wins and other characterizations of future events or circumstances; effects of the COVID-19 pandemic and responses to future pandemics; availability, uses, sufficiency and cost of capital and capital resources, including expected returns to stockholders such as dividends, and the expected timing of future dividends; tax- and accounting-related expectations; adverse conditions in Israel, including in connection with Israeli military operations in response to the October 7, 2023 terrorist attacks, which may affect our operations and may limit our ability to produce and sell our solutions; any disruption in our operations by the obligations of our personnel to perform military service as a result of current or future military actions involving Israel. Detailed information regarding these and other factors that could affect Mobileye’s business and results is included in Mobileye’s SEC filings, including the Company’s 2023 Annual Report on Form 10-K, particularly in the section entitled the “Risk Factors”. Copies of these filings may be obtained by visiting our Investor Relations website at ir.mobileye.com or the SEC’s website at www.sec.gov.
Website references.   Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this proxy statement.
Use of trademarks.   The Mobileye name, our logo, and other trademarks mentioned in this proxy statement, including, among others, EyeQ™, EyeQ Kit™, Road Experience Management™, REM™, True Redundancy™, Mobileye Chauffeur™, Mobileye Drive™, Mobileye SuperVision™, and Moovit, are the property of Mobileye. Trade names, trademarks, and service marks of other companies appearing in this proxy statement are the property of their respective holders.
Financial Statements
Our financial statements for the year ended December 30, 2023 are included in our 2023 Annual Report on Form 10-K. Our 2023 Annual Report on Form 10-K and this proxy statement are available on our website at https://ir.mobileye.com/ and are available from the SEC at its website at www.sec.gov. You may also receive a copy of our Annual Report without charge by sending a written request to our Investor Relations department at https://ir.mobileye.com/ir-resources/contact-ir.
Communicating with Us
Visit our main website at https://www.mobileye.com/ for information on our products and technologies, marketing programs, worldwide locations, customer support, job listings, and other company-related topics. Our Investor Relations website at https://ir.mobileye.com/ contains information regarding our recent and historical financial and operational results, strategic priorities, operating segments, news, investor events and webcasts, stock information, corporate governance and corporate responsibility initiatives, as well as links to our SEC filings and our Governance site.
To communicate with the Board, suggest a director candidate, make a stockholder proposal, provide notice of an intention to nominate candidates (including proxy access candidates) or introduce business at the annual meeting, or revoke a prior proxy instruction, contact our Secretary via e-mail at secretary@mobileye.com, or by mail to Mobileye Global Inc., c/o Mobileye B.V., Har Hotzvim, Shlomo Momo HaLevi Street 1, Jerusalem 9777015, Israel, Attn: Liz Cohen-Yerushalmi, Secretary.

For questions regarding:	Contact:
Annual meeting	Mobileye Investor Relations https://ir.mobileye.com/ir-resources/contact-ir
Stock ownership for stockholders of record	Computershare Trust Company, N.A. www.computershare.com/contactus (800) 736-3001 (within the US and Canada) (312) 575-3100 (worldwide)
Stock ownership for beneficial holders	Your broker, bank, or other nominee
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 30, 2023 in a timely manner, except that one Form 4 reporting a change in beneficial ownership that occurred on October 31, 2023 for Ms. Shemesh-Rojansky was not timely filed due to administrative error.
Stockholders Sharing the Same Last Name and Address
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Mobileye stock but who share the same address, we have adopted an SEC-approved procedure called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to our Secretary at the address specified above under “Other Matters; Communicating with Us,” or contact our Investor Relations department at https://ir.mobileye.com/ir-resources/contact-ir, and we will promptly send you the requested materials. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for this year’s annual meeting, you will need to follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
If you are a beneficial stockholder and you share an address with other beneficial stockholders, your broker, bank, or other institution is permitted to deliver a single copy of the proxy materials and Notice of Internet Availability of Proxy Materials to your address, unless you otherwise request separate copies.
By Order of the Board of Directors
Liz Cohen-Yerushalmi
Secretary
Jerusalem, Israel
April 26, 2024

Mobileye, Driving the
Autonomous Vehicle Evolution™

mobileye.com

MOBILEYE GLOBAL INC.C/O MOBILEYE INC.1350 BROADWAY, SUITE 1600NEW YORK, NY 10018 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time the day before the cut-off date or meetingdate. Have your proxy card in hand when you access the web site and follow theinstructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/MBLY2024You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available and followthe instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card inhand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.V45860-P07794MOBILEYE GLOBAL INC. The Board of Directors recommends you vote FOR thefollowing proposals: 1. Election of DirectorsNomineesFor Withhold1a. Amnon Shashua1b. Patrick P. Gelsinger1c. Eyal Desheh1d. Claire C. McCaskill1e. Christine Pambianchi1f. Frank D. Yeary1g. Saf Yeboah-Amankwah1h. Christoph Schell!!!!!!!!!!!!!!!! 2. Ratification of selection of Kesselman & Kesselman,Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited as ourindependent registered public accounting firm for 2024.3. Advisory vote on executive compensation.NOTE: We also will transact such other business as may properly come before the meeting or any adjournment thereof.For Against Abstain!!!!!! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 13, 2024:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V45861-P07794MOBILEYE GLOBAL INC.ANNUAL MEETING OF STOCKHOLDERSJUNE 13, 2024 11:30 AM EASTERN TIMETHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSPatrick P. Gelsinger, Amnon Shashua, Liz Cohen-Yerushalmi, or any of them, each with the power of substitution, are herebyauthorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possessif personally present, at the Annual Stockholders' Meeting of Mobileye Global Inc. to be held on June 13, 2024 or at anypostponement or adjournment thereof.If this proxy is properly executed, shares represented by this proxy will be voted as directed by the stockholder. Ifno such directions are indicated, the Proxies will vote FOR all the nominees listed on Proposal 1, and FOR Proposals2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meetingor any postponement or adjournment thereof.Continued and to be signed on reverse side